                                                                   EXHIBIT 10.18



              CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF
              THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY {***}. THE CONFIDENTIAL PORTIONS HAVE BEEN
              SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
                               AADVANTAGE(1) PARTICIPATING
                                    CARRIER AGREEMENT


      This AAdvantage(1) Participating Carrier Agreement ("Agreement"), dated as of the 18th day of January, 1995 is made by and between American Airlines, Inc., a Delaware corporation having its principal place of business at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155 ("American"), and Midway Airlines Corporation, a Delaware corporation, having its principal place of business at 5713 S. Central Avenue, Chicago, Illinois 60638 ("Carrier").

      WHEREAS, American has developed a promotional program hereinafter known as the "AAdvantage Program" (as defined below);

      WHEREAS, Carrier desires to participate in American's AAdvantage Program to allow "Members" (as defined below) to earn "AAdvantage Miles" (as defined below) for travel on Carrier and to provide "Award Travel" (as defined below) to Members; and

      WHEREAS, contemporaneously herewith, Carrier and American have entered into an Agreement of Sublease regarding certain gates at Raleigh-Durham Airport;

       NOW, THEREFORE, in consideration of the mutual covenants and promises in this Agreement, American and Carrier hereby agree as follows:

Section 1. Definitions

       For all purposes of this Agreement, the following capitalized terms shall have the following meanings:

       "AAdvantage Account" means the record maintained by American of a Member's AAdvantage Program activity, including, without limitation, the accrual and redemption of AAdvantage Miles by such Member.

       "AAdvantage Awards" means the awards or benefits (established by American from time to time) which Members can receive under the AAdvantage Program in exchange for the redemption of accrued AAdvantage Miles, and if applicable, other consideration, which awards includes, among other items, Award Travel.

       "AAdvantage Gold and Platinum Member Guides" means the publications entitled, respectively, "AAvantage Gold(R) Member Guide" and "AAdvantage Platinum(R) Member Guide," or any successor publications thereto, which set forth the particular AAdvantage Program Rules applicable to Top Tier Members, as from time to time modified and issued by American, at its discretion.

--------------
1 AAdvantage is a registered trademark of American Airlines, Inc.


                                       1                            CONFIDENTIAL

       "AAdvantage Miles" means the points or "miles" (including bonus points or "miles") earned by Members pursuant to the AAdvantage Program Rules for (i) travel on American, (ii) travel on, and/or the purchase of goods or services from, AAdvantage Participants, or (iii) any other reason authorized by American.

       "AAdvantage Participant" means any Person which (i) provides goods or services to Members in exchange for AAdvantage Miles, or (ii) in connection with the sale of goods or services by such Person to a Member, offers AAdvantage Miles to such Member, in each instance pursuant to the AAdvantage Program Rules and the agreement between American and such Person regarding the AAdvantage Program.

       "AAdvantage Program" means the frequent traveler program established and maintained by American, as such program may from time to time be changed or modified, pursuant to which Members (i) receive AAdvantage Miles for travel on American, for certain transactions with an AAdvantage Participant, or for any other reason authorized by American, and (ii) may exchange accrued AAdvantage Miles for AAdvantage Awards.

       "AAdvantage Program Rules" means the rules, regulations, terms and conditions established or modified, from time to time, by American, in its sole judgment and discretion, which shall govern the AAdvantage Program.

       "AAdvantage Summary" means the summary Of AAdvantage Program activity sent to Members from time to time, at intervals determined by American.

      "Accrual Miles" means the AAdvantage Miles accrued by a Member for Revenue Travel on a Carrier Flight, consisting of the AAdvantage Miles calculated as described in Section 2.a. below on the basis of Actual Miles flown, together with, if applicable, any Class of Service Bonus Miles, any AAdvantage Miles earned under the Minimum Mileage Guarantee, or any Promotional Bonus Miles, all as awarded in accordance with this Agreement and the AAdvantage Program Rules.

       "Actual Miles" means the United States Department of Transportation approved non-stop mileage between origination and destination cities of each Carrier Flight.

       "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under common control with such Person. For purposes of this definition, "control" (including, without limitation "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise; provided, however, that, notwithstanding the foregoing, in the case of Carrier, (i) the above definition of "Affiliate" shall apply for the purposes of Section 6 and only Section 6 of this Agreement, and (ii) an "Affiliate" of Carrier for all other purposes of this Agreement shall be any Person controlled by Carrier.

       "Agreement" means this AAdvantage Participating Carrier Agreement, as it may, from time to time, be amended or modified in writing in accordance herewith.

      "American" has the meaning assigned to such term in the preamble to this Agreement.


                                       2                            CONFIDENTIAL

       "Applicable Law" means all applicable laws of any jurisdiction, including, without limitation, securities laws, tax laws, tariff and trade laws, ordinances, judgments, decrees, injunctions, writs and orders or like actions of any Competent Authority and the rules, regulations, orders, interpretations, licenses and permits of any Competent Authority.

       "Award Certificate" means the document issued to a Member by American, that entities such Member to an Award Ticket or other benefits obtained by such Member in accordance with this Agreement and the AAdvantage Program Rules.

       "Award Document" means, with respect to any request by a Member for Award Travel, either (i) an Award Certificate, or (ii) an Award Ticket which is not issued from an Award Certificate tendered by a Member, but may be issued from a pro-forma Award Certificate.

       "Award Flight" means (i) any on-line, regularly scheduled, passenger air travel service operated by Carrier under the "JI" designator code between the destinations specified on Attachment B, as amended from time to time, and (ii) each Codeshare Flight specified on Attachment B, if any.

       "Award Ticket" means the non-endorsable, non-reroutable ticket issued to a Member, either directly or in exchange for an Award Certificate, by American or American's authorized agents, which entities such Member to Award Travel.

       "Award Travel" means the roundtrip passenger air transportation received or obtained by a Member on Award Flights in exchange for the redemption of a specified number of AAdvantage Miles (and, if applicable, other consideration), pursuant to this Agreement and the AAdvantage Program Rules, which travel shall be subject to the Blackout Dates and to other terms and conditions set forth on Attachment B, as amended from time to time.

      "Blackout Dates" shall have the meaning set forth in Section 3.d. below.

       "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Fort Worth, Texas are required or authorized by law, regulation or executive order to close.

      "Carrier" has the meaning assigned to such term in the preamble to this Agreement.

       "Carrier Flight" means (i) any on-line, regularly scheduled, passenger air travel service operated by Carrier under the "JI" designator code on any one of the 0 & D city pairs specified in Attachment A, as amended from time to time, and (ii) any Codeshare Flight specified on Attachment A, if any.

      "Carrier Report" means the report to be delivered to American by Carrier pursuant to Section 5.a., which report shall be substantially in the form of, and shall have the information specified in and requested by, the Data Flow and Input/Output Specifications attached hereto as Attachment D.


                                       3                            CONFIDENTIAL

       "Class of Service Bonus Miles" means Accrual Miles in excess of Actual Miles flown accrued by a Member for Revenue Travel in First Class (if available) on a Carrier Flight which are equal in number to the product of the Actual Miles flown on such flight multiplied by the applicable percentage specified in
Section 2.a. hereof; Class of Service Bonus Miles will not be awarded if Accrual Miles are awarded pursuant to the Minimum Mileage Guarantee.

       "Codeshare Flights" means flights operated by third party air carriers providing regularly scheduled, commercial passenger air transportation services and marketed under Carrier's "JI" designator code.

       "Competent Authority" means any national, federal, state, county, local or municipal government body, bureau, commission, board, board of arbitration, instrumentality, authority, agency, court, department, inspectorate, minister, ministry, official or public or statutory person (whether autonomous or not) having jurisdiction over this Agreement or any of the parties to this Agreement.

       "Effective Date" means 00:01 Coordinated Universal Standard Time (UTC) on the later to occur of (1) March 2, 1995, or (ii) the date which is the "Commencement Date" under the RDU Sublease.

       "Expiration Date" means 23:59 Coordinated Universal Standard Time (UTC) on March 1, 2000, unless extended in accordance with the terms of this Agreement.

       "First Class" means a class of service higher and better than Coach Class on an aircraft which offers two distinct classes of service, regardless of the actual name Carrier may assign to such higher class of service.

       "Material Adverse Effect" means, with respect to either Carrier or American, a material adverse effect on (i) the business, assets, operations, performance, properties, condition or prospects (financial or otherwise, taken as a whole) of the party, or (ii) the ability of such party to perform its obligations under this Agreement.

      "Member" means, as of any date, any individual who is a member in good standing of the AAdvantage Program.

      "Minimum Mileage Guarantee" means the number of Accrual Miles guaranteed to be earned by Members on a short haul Carrier Flight which shall be five hundred (500) Accrual Miles and shall be earned as follows and as otherwise set forth in Section 2.a.
below:

                                                 Actual Miles and Class
                        Minimum                  of Service Bonus Miles (if any)
                        Mileage Guarantee        for Carrier Flight
                        -----------------        -------------------------------

                             500                        1-499

      "0 & D" when used in the context of city pairs means origination and destination.

      "Original 0 & D City Pair" shall have the meaning described in Section
11.k.


                                       4                            CONFIDENTIAL

      "Paid Upgrade Sticker" means an Upgrade Sticker for which a Member has paid consideration, and which complies with such other requirements as American may provide to Carrier at the time Carrier introduces a First Class service.

       "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any group or political subdivision thereof.

       "Promotional Bonus Miles" means AAdvantage Miles in excess of Actual Miles, Class of Service Bonus Miles (if any), and Accrual Miles earned under the Minimum Mileage Guarantee, accrued by a Member pursuant to a special promotion offered by Carrier and approved by American pursuant to Section 2.b. hereof.

       "RDU Sublease" means that certain Agreement of Sublease, dated as of January 18, 1995, by and between American and Carrier.

       "Redeemed Miles" means AAdvantage Miles redeemed under the AAdvantage Program by Members in exchange for an Award Certificate or Award Ticket, in each case for Award Travel.

       "Revenue Travel" means all travel on a Carrier Flight made by Members for which monetary payment is made as the sole and complete form of consideration and which otherwise complies with the terms and conditions set forth in Attachment A.

       "Top Tier Members" means, as of any date, any Member who is enrolled in American's AAdvantage Gold(R) or AAdvantage Platinum(R) recognition programs for Members who have achieved certain AAdvantage Mile accrual levels within a specified period of time, as such requirements may, from time to time, be determined and modified by American.

       "Upgrade Sticker" means a sticker (i) issued by American to Members, on either a complimentary basis or for consideration, which complies with such other requirements as American may provide to Carrier at the time Carrier introduces a First Class service, and (ii) which sticker may be exchanged by a Member at the time of check-in for a reserved or instantaneous (depending on the sticker) one-class class of service upgrade from Coach Class on, among other flights designated by American, any Carrier Right with more than one class of service, or any two or more such Carrier Flights to be flown consecutively under a single flight coupon. Upgrade Stickers are further subject to the AAdvantage Program Rules, and American may discontinue the use of Upgrade Stickers by Members at any time at its discretion.

       "US AAdvantage Summary" means the AAdvantage Summary sent to Members with mailing addresses in the United States, Canada, Mexico and the Caribbean (and such other countries as American may determine to include from time to time, at its discretion).

      "$" or "$U.S." means United States Dollars. Unless otherwise specifically indicated, all such references herein shall refer to United States Dollars.



                                       5                            CONFIDENTIAL

Section 2. AAdvantage Mileage Accrual For Travel on Carrier

       a. Accrual Miles. Provided that (i) accumulation of Accrual Miles is otherwise permitted by Applicable Law, and (ii) the Member has not elected to accrue credits in any other frequent flyer or travel program for the travel, then, subject to the terms and conditions of this Agreement (including, without limitation, the additional criteria specified in Attachment A), on and after the Effective Date and continuing until this Agreement terminates or expires, American will award each Member Accrual Miles for Revenue Travel of such Member on a Carrier Flight, as follows:

                  Class of Service        Accrual Miles Credited

                  Coach Class             {***} of Actual Miles

provided, however, that the total Accrual Miles credited for Coach Class Revenue Travel shall in no event be less than the number of Accrual Miles to be earned under the Minimum Mileage Guarantee. In addition, if Carrier introduces a First Class service during the term of this Agreement, American will award a bonus of {***} more Accrual Miles for Revenue Travel in such class of service for a total of {***} of Actual Miles under criteria to be mutually agreed between the parties and to be specified in Attachment A; provided, however, that the total Actual Miles credited for First Class Revenue Travel (i.e. the sum of the Actual Miles and Class of Service Bonus Miles (if any)) shall in no event be less than the number of Accrual Miles to be earned under the Minimum Mileage Guarantee.

     b. Promotional Bonus Miles. Carrier may, from time to time, offer Promotional Bonus Miles to Members for Revenue Travel on Carrier Flights with the prior written consent of American.

       c. Selection of Program; No Changes. On any particular Carrier Flight, Carrier passengers can designate only one frequent flyer program for mileage. Once the Carrier Flight departs, American will not allow a Member who has elected to accrue mileage in the AAdvantage Program to transfer Accrual Miles to another frequent flyer program in which American or Carrier participates.

Section 3. AAdvantage Awards For Travel an Carrier

       a. Award Travel. Subject to the terms and conditions of this Agreement (including, without limitation, the additional criteria specified in Attachment
B), on and after January 24, 1995, American may issue Award Certificates and/or Award Tickets for Award Travel on and after the Effective Date, and subject to the Blackout Dates, in exchange for a specified number of AAdvantage Miles or to reaccommodate Members booked for travel on an award under the AAdvantage Program between destinations listed on Attachment B. All Award Certificates are non-transferable after issuance pursuant to the terms and conditions of the AAdvantage Program and are valid for use only as specified in the AAdvantage Program Rules which, as of the date hereof, provide for use only by (i) the Member; (ii) the individual whose name is specified on such Award Certificate;
(iii) a family member with the same surname as, or a spouse with a different surname than, the individual identified in (i) or (ii); or (iv) if and only if an issued Award Certificate is personally presented to an American ticket



                                       6                            CONFIDENTIAL
counter or city ticket office by the claiming Member, a passenger with a different surname who is designated by the Member. Award Tickets are non-transferable after issuance. As provided in the current AAdvantage Program Rules, a Member may have Award Certificates or Award Tickets issued in the name of another individual, provided that the Member does not sell, barter or otherwise transfer (in each case, as determined by American) the Award Certificates or Award Tickets for consideration.

     b. Award Reservations. All reservations for Award Travel shall be made by American, or American's authorized agents, via SABRES(R) Direct Access or any other reasonable method designated by American.

      c.    Award Seat Availability.

            i. Carrier will make available for Award Travel {***} Coach
      Class seats on each Award Flight. Carrier will reserve and maintain the availability of such seats solely for Award Travel on each Award Flight until the later of (A) {***} days prior to departure of such flight or
      (B) such time as the Coach Class booked load factor for such flight exceeds {***}; at the later to occur of the events specified in clauses
      (A) or (B) of this Subsection, any so reserved which have not been booked for Award Travel will then become available for other Carrier passengers.

            ii. From time to time and upon either party's request, Carrier and American will, if mutually agreed, specify alternative arrangements whereby Carrier will provide, for certain 0 & D city pairs or time periods, more or fewer seats than the number of seats specified in Subsection 3.c.i above for particular Award Flights.

            iii. In the event that a seat for Award Travel specified in Subsection 3.c.i. above is not available for the specific date and destination requested by a Member, Carrier will accommodate the Member for the requested travel within the period of fifteen (15) days before or fifteen (15) days after the date originally requested. In the event no such seats are available during such thirty-one (31) day period, Carrier will accommodate such Member's request on the first Award Flight on or after the date originally requested on which the desired destination is available from non-capacity controlled seat inventory, excluding flights on Blackout Dates.

            iv. If Carrier introduces a First Class service during the term of this Agreement, then Carrier will also make available Award Travel pursuant to this Agreement certain First Class seats as mutually agreed upon by Carrier and American.

       d. Blackout Dates. Award Travel will not be permitted during the blackout dates set forth in Attachment C and as established for subsequent periods pursuant to this Section 3.d. (the "Blackout Dates"). The Blackout Dates set forth in Attachment C are, and the Blackout Dates for calendar 1997 and thereafter shall be, the blackout dates established for the AAdvantage Program PlanAAhead(R) Awards; provided, however, if American changes the blackout dates for the AAdvantage Program PlanAAhead Awards at any time during the term of this Agreement, Carrier agrees that the Blackout Dates under this Agreement will be changed to correspond with those of the AAdvantage Program PlanAAhead Awards, and


                                       7                            CONFIDENTIAL

Attachment C will be amended to reflect all such changes without further action on the part of either party. For calendar 1997 and thereafter, American shall inform Carrier of time dates which shall be the Blackout Dates for the purposes of this Agreement no later than fifteen (15) months prior to January 1 of the calendar year to which the dates apply. In addition, Carrier and American may, from time to time, mutually agree on additional blackout dates for certain time periods on specified 0 & D city pairs. Notwithstanding the foregoing, Carrier, in its own discretion, may allow Award Travel on any Blackout Date.

       e. Award Certificates and Award Tickets. Unless otherwise mutually agreed upon by American and Carrier, and regardless of any termination or expiration of this Agreement, (i) all Award Certificates issued by American in accordance with the terms of this Agreement shall be valid and shall be honored by American and Carrier, in accordance with the terms of the Award Certificate, for a period of one (1) year from the date of issuance, and (ii) all Award Tickets issued in accordance with the terms of this Agreement shall be valid and shall be honored by Carrier for a period of one (1) year from the date of issuance. In the event that Carrier is unable to honor any valid Award Ticket on a flight operated by Carrier for any reason, Carrier will accommodate Members holding such ticket on a third party air carrier at Carrier's expense. The provisions of this Section 3e. shall survive the termination or expiration of this Agreement.

       f. Non-Discrimination. Carrier shall offer all Members when traveling on Award Travel the same rights and privileges afforded to revenue passengers of Carrier traveling in the same class of service. Members shall have at least an equal right to book capacity controlled inventory on Carrier as do members of any other program (whether a frequent traveler program of Carrier or another carrier, or any other program or arrangement) in which Carrier may participate in the future; and the Blackout Dates under this Agreement shall be no more restrictive for Members utilizing Award Travel than for such other members.

       g. OSI Codes. Consistent with current practice in all reservations for Award Travel made by American, American will make reasonable efforts to append the following OSI codes to all Award Travel passenger reservation records:

            Free Ticket       OSIJIAAAD

American will make commercially reasonable efforts to provide these instructions to American's authorized agents, but will not be responsible for the omission of such codes by its agents.

       h.   Upgrade Stickers

            i. If Carrier introduces a First Class service during the term of this Agreement, and for as long as American permits Members to use Upgrade Stickers, Carrier will accept all Upgrade Stickers and upgrade the Member tendering such Upgrade Sticker by one class of service for Carrier Flights with First Class service, if space is available, pursuant to the procedures described in Subsection 3.h.ii below; provided, however, that for the purposes of this Agreement, Accrual Miles for Revenue Travel made in conjunction with an Upgrade Sticker shall be awarded based only on the class of service paid for. Carrier will not charge Members for the use of Upgrade Stickers.


                                       8                            CONFIDENTIAL

      Carrier will permit American (upon American's providing to Carrier at least two Business Days' prior written notice) to inspect Carrier's relevant books and records to verify the numbers and types of Upgrade Stickers honored by Carrier and the amount owing by American to Carrier therefor.

            ii. If Carrier introduces a First Class service during the term of this Agreement, Carrier shall accept Upgrade Stickers, in accordance with the provisions of applicable Upgrade Sticker booklets, the terms and conditions set forth in the AAdvantage Gold and Platinum Member Guides and other applicable AAdvantage Program Rules, and such other procedural guidelines as shall be mutually agreed upon by Carrier and American at the time Carrier introduces a First Class service.

Section 4. Program Administration

       a. Check-in Procedures. To assure minimum inconvenience to Members, Carrier will establish and maintain procedures whereby Members need only provide a valid AAdvantage Account number to a reservation agent or to a ticket agent at check-in for the Carrier Flight to earn Accrual Miles. Carrier will not require Members to carry or fill out coupons, stickers, or other documentation, or otherwise employ inconvenient or cumbersome procedures, in order for Members to receive Accrual Miles.

       b. Membership In AAdvantage Program. Members will be enrolled in the AAdvantage Program in accordance with American's standard procedures, as it currently exists or as modified from time to time, at the time of Revenue Travel on the Carrier Flight. No Member will accumulate Accrual Miles for Revenue Travel until an AAdvantage Account number has been assigned by American.

       c. Administration By American. Subject to the terms and conditions of this Agreement, administration of the AAdvantage Program shall be performed by American, and all AAdvantage Program Rules shall apply to Carrier's participation in the AAdvantage Program. American shall issue all Award Certificates, Award Tickets, AAdvantage Summaries and AAdvantage Program newsletters in accordance with its procedures (as now existing or which American may, in its sole discretion, modify from time to time in the future) and at its sole expense. Inquiries or complaints addressed to Carrier regarding the AAdvantage Program, Carrier's participation in the AAdvantage Program, and record keeping in connection therewith shall be referred by Carrier to American's AAdvantage Customer Service Department which shall be responsible for resolving such complaints. Inquiries or complaints addressed to American regarding specific travel in progress or completed on Carrier on an Award Ticket shall be referred to Carrier which shall be responsible for responding to either American or the Member regarding such complaints. Inquiries or complaints addressed to American or Carrier regarding specific travel scheduled on Carrier on an Award Ticket will be responded to through mutual cooperation of Carrier and American. Unless specifically agreed to by American, Carrier shall not use its own records to respond directly to Members' general inquiries regarding the AAdvantage Program.

     d. Carrier Customer Service. At its sole expense, Carrier will designate customer service individuals in Chicago, Illinois, and Raleigh, North Carolina, to be available during normal business hours on normal business days in each city, to assist American's


                                       9                            CONFIDENTIAL

AAdvantage Customer Service and Reservation Sales Departments in resolving Member complaints. For the purposes of this Section 4.d. "normal business days" in any city shall mean any day other than a Saturday, Sunday, or other day on which banking institutions in such city are required by law, regulation, executive order, or common custom to be closed. Such designated customer service group will be staffed and supported by Carrier so that, in American's opinion, American will be able to effectively address Members' complaints relating to Carrier, especially concerning Award Travel. With respect to any customer dispute, American shall not have authority to make on behalf of Carrier any monetary commitment or other commitment which would require any action by Carrier, or to compromise or some any dispute involving Carrier without the prior consent of Carrier in each instance; provided however, that such consent shall not be unreasonably withheld or delayed and Carrier shall cooperate with American to resolve any such dispute.

       e. Accrual Miles Credit. Carrier will be responsible for documenting qualifying travel and incorporating that information into the Carrier Report to be furnished by Carrier to American pursuant to this Agreement. Carrier understands and agrees that American will rely on the accuracy of the Carrier Reports submitted by Carrier to invoice Carrier and to post Accrual Miles credit to a Members AAdvantage Account, subject to any adjustments provided for in the balance of this paragraph and in Section 5 below. In addition, American shall have the right to credit Accrual Miles to a Member's AAdvantage Account for Revenue Travel on a Carrier Flight for a period of twelve (12) months following the conclusion of such flight which credit shall be accorded as follows: (i) if a Member with a valid AAdvantage Account number at the time of Revenue Travel on a Carrier Flight who has not received Accrual Miles for such travel applies to American within twelve (12) months after the conclusion of the flight and submits documentation acceptable to American, and (ii) if American, in its sole judgment, finds the documentation submitted is acceptable, American will credit the Member's AAdvantage Account with the Accrual Miles corresponding to such flight American will then bill Carrier for such Accrual Miles credited. Claims for Accrual Miles credit on flights operated by Carrier which are not between an O & D city pair listed on Attachment A or do not comply with the other requirements specified on Attachment A will be rejected by American's AAdvantage Customer Service Department and reported back to either Carrier or the Member, whichever initiated the claim or request, that the travel is not eligible to receive Accrual Miles. American and Carrier agree to cooperate, and will establish procedures, to ensure that Members are not claiming Accrual Miles in more than one frequent flyer program or travel program, whether operated by American or Carrier, or in which American or Carrier now participates or may in the future participate.

       f. Transfer or Combining Mileage. Mileage accrued in a Members AAdvantage Account at any time shall not be transferred to such individual's account under Carrier's own frequent flyer program nor shall mileage from an individual's account in Carrier's own frequent flyer program be combined with AAdvantage Miles from his or her AAdvantage Account under any circumstance.

       g. Ticketing. Pursuant to ticketing instructions issued by American and approved in advance by Carrier, American or American's duly appointed and authorized agents will ticket Award Travel on American's ticket stock in accordance with American's ticketing rules.


                                       10                           CONFIDENTIAL

       h. Changes to Program. Except for matters specifically provided for in this Agreement, American has the absolute right in its sole judgment and discretion to determine, establish, and/or change the AAdvantage Program and the AAdvantage Program Rules, at any time and from time to time, without any liability, compensation or additional obligation to Carrier. This means that American may in its sole discretion initiate changes to the AAdvantage Program, including, but not limited to, changes to the rules governing: (i) AAdvantage Participant affiliations, (ii) the earning of AAdvantage Miles, (iii) the number of AAdvantage Miles necessary to qualify for, and the rules for use of, AAdvantage Awards, Upgrade Stickers, and any special AAdvantage privileges, (iv) the continued availability of AAdvantage Awards, Upgrade Stickers, and any special AAdvantage privileges, (v) AAdvantage Program blackout dates, (vi) limited seating for Award Travel on American, (vii) the terms or features of special offers, and (viii) the award levels at which Award Travel on Carrier will be offered.

       i. Minimum Market Presence. Carrier acknowledges that American's willingness to enter into this Agreement, and other agreements with Carrier, is based on Carrier's commitment to maintain a minimum market presence at the Raleigh-Durham Airport. Accordingly, Carrier hereby covenants that it will maintain the applicable minimum flight activity levels set forth in Part I of Attachment E during the times prescribed therein.

       j.   Carrier New Routes: Discontinued Routes.

             i. In the event that Carrier desires to introduce new Carrier-operated service on an 0 & D city pair or to a destination, or a new Codeshare Flight, which is not included in Attachments A and/or B of this Agreement, as applicable, Carrier may request, in writing, that such now 0 & D city pair or Codeshare Flight be eligible as a Carrier Flight, or that such new destination or Codeshare Flight be eligible for Award Flights under this Agreement and added to Attachments A and/or B, as applicable. American shall have thirty (30) days from the receipt of the request to evaluate Carrier's request and American shall, at its sole discretion, decide whether or not to add the 0 & D city pair, destination or Codeshare Flight to Attachments A and/or B, and under what conditions (including, without limitation, if an addition to Attachment A, what price will be paid by Carrier for each Accrual Mile earned by a Member on such 0 & D city pair or Codeshare Flight); if American approves Carrier's request, such 0 & D city pair, destination or Codeshare Right would be made subject to this Agreement, provided, however, that any 0 & D city pair or Codeshare Flight added to Attachment A pursuant to this Section 4.j. shall not be an Original 0 & D City Pair for the purposes of Section 11.k. without the express written approval of American. Neither party, however, shall be obligated to make any changes to Attachment A or B to this Agreement unless mutually agreed to in writing.

             ii. In the event that Carrier introduces new Carrier-operated service on an 0 & D city pair or to a destination, or a new Codeshare Flight, which is not included in Attachments A and/or B of this Agreement as applicable, Carrier shall promptly give American written notice thereof.


                                      11                            CONFIDENTIAL

             iii. Notwithstanding anything to the contrary in this Agreement, Carrier shall have the right at any time, in its sole judgment and discretion, to cease to operate service between any of the 0 & D city pairs on Attachment A or which includes a destination listed on Attachment B; provided however, that Carrier shall provide American at least sixty (60) days prior written notice of the scheduled termination and the termination date for service between such 0 & D city pair or to such destination. For the purposes of this Section 4.j.iii., the off-season suspension of service for seasonal service between an 0 & D city pair, which service has not otherwise been permanently terminated, shall not be considered a cessation of service for which notice must be given.

       k. Carrier Participation in Other Frequent Flyer Programs. In the event that Carrier commences a new frequent flyer program, or enters into an agreement or other arrangement by which it becomes or will become a participant in another frequent flyer program, or by which another commercial passenger air carrier becomes or will become a participant in Carrier's frequent flyer program, Carrier shall promptly give American written notice thereof, which notice shall include the name of Carriers new program, the program in which Carrier will participate, or the new participant in Carrier's program.

       l. Principal Place of Business. If either Carrier or American shall change its principal place of business during the term of this Agreement, such party shall promptly notify the other party of its new address.

Section 5. Reports

       a. Carrier Reports. Carrier will provide American for each semi-monthly period with a report (the "Carrier Report") consisting of computer tapes or transmissions listing all Revenue Travel on Carrier by Member name, AAdvantage Account number, Carrier Flight number, origin and destination, date, class of service and other items as specified in the Data Flow and Input/Output Specifications attached hereto as Attachment D. Carrier shall deliver the Carrier Report to American for the periods ending the 10th and the 26th of each month. The Carrier Report must be received by American no later than four (4) Business Days following the last day of the prior reporting period, and must include all data through the end of such reporting period. Carrier understands and agrees that all data contained in the Carrier Reports may be merged with other information contained in the Member database maintained by American.

       b. American Reports. American will provide Carrier, on a monthly basis, with the following reports for use solely in administering the transactions contemplated by this Agreement.

          i. A report summarizing the total Accrual Miles posted by American for Member Revenue Travel on Carrier Flights during a given calendar month and any prior Revenue Travel not previously credited to, but submitted by, a Member and eligible for Accrual Miles credit if any; and


                                      12                            CONFIDENTIAL

          ii. Until Carrier has elected to convert to the alternative fee structure described in Section 8.a.ii., a report summarizing the total number of Award Documents issued and the total number reinstated to Members' AAdvantage Accounts during a given calendar month, categorized by award code.

      c. Report Procedures. All data exchanged by American and Carrier will be subject to the procedures outlined in Attachment D, which may be modified upon the written agreement of the parties.

      d. Additional Reports. American will be under no obligation to provide additional reports, but will consider any request by Carrier for such reports, and will determine, in its sole discretion, whether to honor such requests. American may bill Carrier, and if so Carrier will pay American, for any such additional reports a mutually agreed upon fee.

      e. Origin and Destination Table Prior to February 1, 1995, Carrier will provide to American, in a medium and format mutually acceptable to American and Carrier, a complete table of all 0 & D city pairs set forth on Attachment A and any combinations of such 0 & D city pairs to be serviced consecutively and available for travel on a single flight coupon, which table shall be approved by American, and once so approved shall be eligible for Accrual Miles as of the Effective Date. Carrier understands that claims for Accrual Miles credit on flights between 0 & D city pairs not listed in the then current table will be rejected by American's AAdvantage Customer Service department and such rejection will either be reported back to Carrier or to the Member. During the term of this Agreement, Carrier will promptly, but no later than sixty (60) days prior to any change relevant to this Agreement and the transactions contemplated hereunder which has been noticed and approved or agreed upon in accordance with this Agreement, provide to American an update to the 0 & D city pairs table as necessary to reflect such changes, which update shall be in a medium and format mutually acceptable to American and Carrier.

     f. Additional Reports by Carrier. During the term of this Agreement, Carrier shall furnish to American the financial statements, certificates and other information specified in Part II of Attachment E.

Section 6. Confidentiality

     a. Confidential Information. For purposes of this Agreement, confidential information shall mean any and all (i) trade secrets, (ii) confidential or other proprietary information of a party or its Affiliates concerning past, present or future research, development, business activities or affairs, finances, properties, methods of operation, processes and systems, (iii) customer lists,
(iv) other customer information, or (v) computer procedures and access codes disclosed by one party hereto to the other at any time in connection with this Agreement, whether the foregoing is oral or written in form or contained in any magnetic, electronic or other media ("Confidential Information"); provided, however, that in order for a party's information to be considered confidential information hereunder, such information, if non-oral, must be marked or otherwise indicated by the disclosing party as confidential; and provided, further, that oral information must be specified as confidential at the time of disclosure. The parties expressly acknowledge and agree that the terms and


                                      13                            CONFIDENTIAL
conditions of this Agreement (other than information which is necessary and customarily publicized in order to make Members aware of the opportunity to accrue AAdvantage Miles) and any reports, invoices, or other communications between American and Carrier given hereunder or in connection herewith (excluding names, addresses, AAdvantage Account numbers and other information relating to specific Members) constitute Confidential Information of both parties, whether or not marked or expressly indicated as confidential, and American and Carrier agree to keep such information confidential and not to disclose such information to any third party, except as permitted in Section 6.b. below. Carrier also expressly acknowledges and agrees that American's Confidential Information also includes all procedures regarding the AAdvantage Program and any names, addresses, AAdvantage Account numbers and other information regarding any Member disclosed or made available to Carrier pursuant to this Agreement whether or not marked or expressly indicated as confidential. The party which receives Confidential Information agrees to maintain such information in secrecy at all times, using the same degree of care with respect to such Confidential Information as it uses in protecting its own proprietary information, trade secrets and similar terms. Information of either party which would otherwise be considered Confidential Information shall not be considered Confidential Information if such information is in the public domain, is placed in the public domain, through no violation of this Agreement, or is lawfully obtained from another source free of restriction.

       b. Use of Confidential Information. Except as expressly provided below, neither party shall sell, transfer, publish, disclose, display or otherwise make available the Confidential Information of the other party to any third party (and third parties shall be deemed also to include Affiliates of the party so restricted), except as may be required by Applicable Law (including, without limitation, requirement by oral questions, interrogatories, subpoenas, civil investigative demands or similar processes), in which case the party from whom disclosure is sought (or, if applicable, who is seeking to make disclosure as required by Applicable Law) shall promptly notify the other party and shall provide the other party (if the other party so requests) with a copy of the information proposed to be disclosed and all related descriptions thereof within a reasonable period (which period shall generally be at least five days) in advance of the proposed disclosure. To the extent that the other party objects to disclosure of such Confidential Information, the party from which disclosure is sought (or, if applicable, who is seeking to make disclosure as required by Applicable Law) shall (i) use reasonable and lawful efforts to resist making any disclosure of such Confidential Information, (ii) use reasonable and lawful efforts to limit the amount of such Confidential Information to be disclosed (and, in connection therewith, shall reasonably consider all modifications, deletions and additions to such information, and related descriptions, proposed by the other party), and (iii) use all reasonable efforts to obtain a protective order or other appropriate relief to minimize the further dissemination of any Confidential Information to be disclosed. In addition, neither party shall disclose the Confidential Information received to any of its directors, officers, employees, Affiliates, or professional advisors (collectively, "Representatives") except on a need-to-know basis for the purposes of implementing and administering this Agreement; provided, however, that prior to any such disclosure, the party shall inform all such Representatives of the confidential nature of the information, and that it is subject to this non-disclosure obligation, and shall further instruct such Representatives to treat such information confidentially. American and Carrier each agrees to be responsible for any breach of this Section 6 by their respective Representatives. Furthermore, neither party shall use the


                                      14                            CONFIDENTIAL

Confidential Information of the other party for any purpose other than as expressly provided in this Agreement.

       c. Termination. Upon termination of this Agreement for any cause or reason, each party shall promptly, but no later than ninety (90) days after termination, either deliver to the other party, or if instead so instructed by the other party, shall destroy all of such other party's Confidential Information (including all copies thereof other than copies of this Agreement) then in its possession and shall purge any copies thereof encoded or stored on magnetic or other electronic media or processors; provided, however, that neither American nor Carrier shall be required to purge or destroy any Confidential Information that is (i) in the case of American, necessary for the continued administration and operation of the AAdvantage Program, or (ii) reasonably necessary in connection with the resolution of any disputes which may have at the time arisen pursuant to the terms of this Agreement.

       d. No Adequate Remedy. Each party acknowledges and agrees that the party disclosing Confidential Information under this Agreement will have no adequate remedy at law if there is a breach or threatened breach of this Section 6 and, accordingly, that the disclosing party shall be entitled to an injunction or other equitable or preventative relief against the other party or its Representatives for such breach or threatened breach. Nothing herein shall be construed as a waiver of any other legal or equitable remedies which may be available to the disclosing party in the event of a breach or threatened breach of this Section 6 and the disclosing party may pursue any other such remedy, including, without limitation, the recovery of damages.

       e. Survival. The provisions of this Section 6 shall survive the termination or expiration of this Agreement.

       f. Prior Confidentiality Agreement. Carrier and American have previously entered into a Non-Disclosure and Confidentiality Agreement dated as of November 11, 1994 (the "1994 Confidentiality Agreement") in connection with the commencement of exploratory discussions concerning this Agreement and proposed related transactions. The provisions of Sections 6.a. through e. of this Agreement are intended by the parties to cover information which may be communicated from one party to the other in connection with this Agreement and the implementation and administration of Carrier's participation in the AAdvantage Program, and, to the extent that any other unrelated information is covered by both Sections 6.a. through 6.e. of this Agreement and the 1994 Confidentiality Agreement, the provisions of the 1994 Confidentiality Agreement (including, without limitation, the termination provisions of the 1994 Confidentiality Agreement) shall govern to the exclusion of the provisions set forth in Sections 6.a. though 6.e. of this Agreement.

Section 7. Promotional Activities and Advertising

     a. Materials. Carrier will be identified as an AAdvantage Participant in appropriate (as determined by American) AAdvantage Program materials as soon as practicable after the Effective Date at no additional cost to Carrier except as set forth below. Except as provided in Section 7.h. below, the content of any AAdvantage newsletter or other promotional materials shall be subject to the sole discretion, and the sole responsibility, of American.


                                       15                           CONFIDENTIAL

      b. Announcements. Carrier will be identified as an Advantage Participant in appropriate (as determined by American) AAdvantage announcements.

      c. Inserts. Subject to the guidelines established by American, the existence of sufficient space to place the insert in the U.S. AAdvantage Summary envelope, and American's mailing schedule, Carrier may have the option to include insert(s) in the U.S. AAdvantage Summary pursuant to the terms and conditions set forth in this Section 7.c. If, in response to request, American informs Carrier that space is available for a Carrier insert in a specific U. S. AAdvantage Summary mailing, Carrier, at its sole cost and expense, shall create, produce and deliver to American any insert(s) no less than five (5) Business Days prior to the proposed date of mailing of the relevant U.S. AAdvantage Summary. American shall have the right to approve the form and content of each Carrier insert. American shall pay the costs associated with incorporating the proposed Carrier insert into the U.S. AAdvantage Summary envelope, provided the insert does not increase postal charges or require special handling by the mailing vendor. In the event that such insert will require extra postage or any additional or special handling charges (collectively "Extra Charges"), Carrier shall have the option (i) to pay such Extra Charges, (ii) to reschedule the insert to another U.S. AAdvantage Summary mailing when no Extra Charges will be required (provided space is available in such mailing), or (iii) to cancel the insert in the event Carrier decides to proceed and pay the Extra Charges, American will provide Carrier with an invoice, itemizing the Extra Charges, and the total amount of such invoice will be due and payable by Carrier to American no later than thirty (30) days following the date of the invoice. In the event Carrier chooses not to include any insert previously requested and accepted for mailing, then Carrier shall provide American with written notice of such cancellation not less than sixty (60) days prior to the previously requested mailing date. Nothing herein shall be construed as giving Carrier the right to include an insert in any, or any particular, U.S. AAdvantage Summary mailing.

      d. Direct Mail. Subject to the terms of this Section 7.d., Carrier may, from time to time at its option and sole expense, create, produce, and distribute direct mail promotional materials related to special AAdvantage Program offers. American will, upon Carrier's request and at Carrier's sole expense, use reasonable efforts to identify, from among the AAdvantage membership, recipients for such mailings pursuant to criteria provided by Carrier. The form and content of all such direct mailings will comply with American's guidelines therefor and will be further subject to (i) American's prior written consent and approval, (ii) the terms of this Agreement, and (iii) American's prior approval of the mailing vendor. Any Member names and addresses provided hereunder to Carrier shall be deemed Confidential Information of American, subject to the provisions of Section 6 of this Agreement. All mailing tapes provided by American to Carrier under this Section 7.d. must be returned to American within ten (10) days of the direct mailing, and Carrier and its agents shall simultaneously purge and destroy any and all information obtained or derived from all copies of such mailing tape(s). The obligation of Carrier under this Section 7.d. shall be deemed an obligation of confidentiality described in Section 6 of this Agreement and subject to the same obligation, rights, and remedies as set forth in Section 6.

     e. Special Offers. All special offers made by Carrier through any AAdvantage Program promotional material, including, but not limited to, articles or inserts in the applicable AAdvantage Program newsletter or the U.S. AAdvantage Summary, as well as Carrier direct


                                      16                            CONFIDENTIAL
mail promotions, (i) may only be made for the AAdvantage Program, (ii) must enable the Member to earn Accrual Miles or claim Award Travel as a part of such offer or promotion, and (iii) must have the AAdvantage logo prominently displayed, along with the statement that "AAdvantage is a registered trademark of American Airlines, Inc."

      f. Cancellation. Notwithstanding anything in this Agreement to the contrary, American shall have the right to limit, delay or cancel any AAdvantage Program materials or mailings at any time, without liability or compensation to Carrier.

      g. Prior Approval - American. Notwithstanding any provision of this Agreement to the contrary, Carrier shall submit to American, and American shall have the right to review and approve or disapprove, prior to publication, the portion of any and all art work, copy, advertising, promotional materials, direct mail, press releases, newsletters or other public or promotional communications, or any other publicity published or distributed by Carrier (or at its direction or authorization) that references this Agreement, the AAdvantage Program, or American (or any of its Affiliates), or uses any trademark, service mark or trade name of American or any of its Affiliates, including but not limited to the name "AAdvantage". American will review and approve or disapprove such publicity materials within five (5) Business Days after receipt from Carrier, and If requested to do so by Carrier from time to time under unusual circumstances, will use its reasonable efforts to approve or disapprove such publicity materials on a more time sensitive basis. Notwithstanding any provision to this Agreement, Carrier acknowledges and agrees that all trademarks, service marks, or trade names of American or any of its Affiliates, including but not limited to the trademark "AAdvantage", are and shall remain the sole property of American.

      h. Prior Approval - Carrier. American shall submit to Carrier, and Carrier shall have the right to review and approve or disapprove, prior to publication, the portion of any and all art work, copy, advertising, promotional materials, direct mail, press releases, Award Certificates, AAdvantage newsletters or other public or promotional communications, or any other publicity published or distributed by American (or at its direction or authorization) that specifically references this Agreement or Carrier (or any of its Affiliates), or uses any trademark, service mark or trade name of Carrier or any of its Affiliates. Carrier will review and approve or disapprove such publicity materials within
(5) Business Days after receipt from American, and if requested to do so by American, from time to time under unusual circumstances, will use its reasonable efforts to approve or disapprove such publicity materials on a more time sensitive basis; provided, however, that no such approval is required for merely listing Carrier as an AAdvantage Participant in any publication or promotional material distributed by American. Notwithstanding any provision of this Agreement, American acknowledges and agrees that all trademarks, service marks, or trade names of Carrier or any of its Affiliates are and shall remain the sole property of Carrier.

Section 8. Charges

      a.    Fees Payable to American.

          {***}


                                       17                           CONFIDENTIAL

          {***}


                                       18                           CONFIDENTIAL

           {***}

      c. Billing Payments. Regardless of which fee structure applies, if Carrier has delivered the Carrier Report and other items set forth in Section 5 above, fees will be billed by American monthly by a debit invoice and supported by detailed transaction reports described in Section 5 of this Agreement and the information required for the Carrier Report. In the event that Carrier fails to provide the Carrier Report and American is unable to post date from either the mid-month or final month-end Carrier Report in time for the processing of AAdvantage Summaries, then American will be entitled to bill Carrier Two Hundred Thousand Dollars ($200,000 U.S.) for such month. This amount shall be credited by American against the subsequent Accrual Miles Invoice(s) after Carrier provides the appropriate Carrier Report. In addition to the debit invoice described above in this Section 8.c., American will bill Carrier monthly by a credit invoice (a "Credit Invoice") for the fees owed on account of Award Documents issued. Payments under Sections 8.a. and 8.b. shall be made as follows:

      {***}


                                       19                           CONFIDENTIAL

      {***}


                                       20                          CONFIDENTIAL

     {***}

     d. Payments. All payments to be made under this Agreement shall be made in United States Dollars, and made by wire transfer or any other method mutually agreed upon by the parties no later than the due date for payment. In the case of wire transfer, payment will be made to the applicable party's account in accordance with the instructions provided by that party. In the event the date for any payment required under this Agreement is not a Business Day, such payment shall be due and payable on the next succeeding Business Day.

      {***}

     f.   Offset

            1. Notwithstanding any other provision of this Agreement to the contrary, if, at any time during the term of this Agreement and the reconciliation period after termination contemplated by Section 9.d below any monies are past due and owing under and only under this Agreement from one party hereto (the "Owing Party") to the other party hereto (the "Owed Party"), the Owed Party may withhold any monies it may owe to the Owing
Party (whether such monies are owing pursuant to this Agreement or another agreement between the parties hereto) and may apply all or a portion of such withheld monies in partial offset and satisfaction (or, if such withheld monies are sufficient, in total offset and satisfaction) of the monies owed under this Agreement to the Owed Party by the Owing Party; provided, however, that the Owed Party shall give written notice to the other party immediately upon taking such action, which notice shall include a statement of the amounts so offset.


                                       21                          CONFIDENTIAL

     ii. Notwithstanding any other provision of this Agreement to the contrary, if, at any time during the term of this Agreement and the reconciliation period after termination contemplated by Section 9.d. below, any monies are past due and owing under and only under the RDU Sublease from Carrier to American. American may withhold any monies it may owe to Carrier pursuant to this Agreement and may apply all or a portion of such withheld monies in partial offset and satisfaction (or, if such withheld monies are sufficient, in total offset and satisfaction) of the monies owed to American under the RDU Sublease; provided, however, that American shall give written notice to Carrier immediately upon taking such action, which notice shall include a statement of the amounts so offset.


Section 9. Term of Agreement

      a. Term. Unless sooner terminated in accordance with this Agreement, this Agreement shall continue for an initial term extending through the Expiration Date; provided, however, that so long as the RDU Sublease remains in effect and no notice (which is then in effect) of termination has been given for that agreement, this Agreement may thereafter be renewed for one or more successive two (2) year periods, in each instance only upon the mutual agreement of Carrier and American. Expiration of this Agreement or termination on any date established as a termination date pursuant to this Agreement shall be effective at 23:59 Coordinated Universal Standard Time (UTC) on such date (except for such liabilities, obligations, duties, rights and powers of the parties which expressly survive the termination of this Agreement).

      b. Public Notice. All required notices to the general public and Members of the termination of Carrier's participation in the AAdvantage Program will be the sole responsibility of American and shall be undertaken at American's sole cost and expense.

      c. Effect of Termination. On and after expiration or termination for any reason of this Agreement:

            i. American will not credit, and Carrier will not indicate to any Member that he or she will receive credit for, Accrual Miles for Revenue Travel taken after the date on which termination or expiration of this Agreement becomes effective (except for Accrual Miles earned prior to such termination or expiration date and credited pursuant to Sections 4.d. or e.);

            ii. American will no longer issue Award Certificates for Award Travel, except those which have been requested by Members prior to the termination or expiration date and processed after such date. American will, however, continue to issue Award Tickets from unexpired, outstanding Award Certificates which have been issued in accordance with this Agreement;

            iii. American may, at its sole discretion, reinstate Redeemed Miles to Members' AAdvantage Accounts for unused and unexpired Award Certificates or Award Tickets tendered by Members for reinstatement;


                                      22                           CONFIDENTIAL

            iv. Carrier will continue to honor any Award Ticket Issued by American pursuant to this Agreement for a period of one (1) year from the date of issuance of such document; and

            v. Other than in the case of a termination under Section 11 of this Agreement, all monies due from or owed by one party to the other through the date of termination shall become immediately due and payable, and all monies which may become due from or owed by a party after the termination date shall be immediately due and payable as such obligations arise.

      Termination or expiration of this Agreement shall be without prejudice to any rights or remedies available to a party resulting from breach of this Agreement by the other party.

      d. Survival. Without limiting the effectiveness of any other provision hereof which expressly states that it shall survive the termination of this Agreement, the provisions of Sections 5 and 8 shall survive the termination or expiration of this Agreement and remain in effect following the effective date of termination or expiration of this Agreement for a period of three (3) years (or such shorter period as may be mutually agreed upon by the parties) to permit final reconciliation of the transactions hereunder.

      e. Termination of AAdvantage Program. Carrier agrees that, notwithstanding any other provisions of this Agreement, American has the right, for whatever reason and in American's sole discretion, to terminate the AAdvantage Program upon providing at least ninety (90) days prior written notice to Carrier, in which event this Agreement will terminate in accordance with the foregoing provisions effective upon the termination of the AAdvantage Program, and without any liability, compensation or obligation by American to Carrier.

      f.    Termination of Other Agreements.

            i. In the event the RDU Sublease is terminated for any reason, American shall have the option, exercisable for ninety (90) days following termination of such agreement, to terminate this Agreement upon at least ninety (90) days prior written notice to Carrier of such election.

            ii. In the event the RDU Sublease is terminated by American for any reason, Carrier shall have the option, exercisable for ninety (90) days following termination of such agreement, to terminate this Agreement upon at least ninety (90) days prior written notice to American of such election.

Section 10. Indemnification

      a. Carrier Indemnity. Carrier shall indemnify, defend and hold harmless American, its Affiliates and each of their respective directors, officers, employees and agents (individually, an "American Indemnified Party") from all liabilities, losses, damages, claims, suits, actions, recoveries, awards, judgments or executions of any nature or kind whatsoever (including, without limitation, costs of investigation, litigation costs, court costs, expert witness fees, litigation support services costs, settlement costs and reasonable attorneys' fees) which may be made, asserted, had, brought, or recovered by any third party against an American


                                     23                            CONFIDENTIAL

Indemnified Party by reason of or in any way arising out of (i) travel on Carrier or any Codeshare Flight, (ii) use of Carrier's facilities, (iii) Carrier's performance, failure to perform or improper performance of this Agreement, or (iv) any claims or statements made by Carrier in its advertising or promotional activities which are in conflict or inconsistent with the terms of this Agreement.

      b. American Indemnity. American shall indemnify, defend and hold harmless Carrier, its Affiliates and each of their respective directors, officers, employees and agents (individually, a "Carrier Indemnified Party") from all liabilities, losses, damages, claims, suits, actions, recoveries, awards, judgments or executions of any nature or kind whatsoever (including, without limitation, costs of investigation, litigation costs, court costs, expert witness fees, litigation support services costs, settlement costs and reasonable attorneys' fees) which may be made, asserted, had, brought or recovered by any third party against a Carrier Indemnified Party by reason of or in any way arising out of (i) travel on American, (ii) use of American's facilities (excluding the facilities subject to the RDU Sublease),(iii) American's performance, failure to perform or improper performance of this Agreement, (iv) any claim or statements made by American in its advertising or promotional activities which are in conflict or inconsistent with the terms of this Agreement, or (v) any claim that the use of "AAdvantage" infringes any existing trademark or other property right.

Hereinafter, any claim which gives rise to a right to indemnification under Sections 10.a. or 10.b. is referred to as a "10.0 Claim".

      c. 10.0 Claims Against American. In the event a 10.0 Claim is made or asserted, or any action with respect thereto is brought, against an American Indemnified Party, the appropriate American Indemnified Party shall promptly, but no later than twenty (20) days after the receipt of any such claim or demand (including but not limited to notice of any action, suit or proceeding) give Carrier written notice thereof; provided, however, that the failure to so notify Carrier shall not relieve Carrier of any liability that Carrier may have to the American Indemnified Party under Section 10, except to the extent that Carrier demonstrates that the defense of such 10.0 Claim is prejudiced by such failure to notify. Upon receipt of such notice (i) Carrier shall assume all responsibility for such defense, and (ii) the American Indemnified Party shall provide reasonable assistance and cooperation during the defense or settlement of such 10.0 Claim; provided, however, that if Carrier does not notify the American Indemnified Party in writing that it has assumed such defense within ten (10) Business Days of receipt of such notice of the 10.0 Claim, the American Indemnified Party may proceed to defend against the 10.0 Claim, the expense of which defense shall in turn also be deemed an obligation of and an amount due and payable as incurred to the American Indemnified Party by Carrier if the claim is ultimately found to be a 10.0 Claim. Except as limited as provided below, if Carrier assumes the defense, Carrier shall have complete control of the defense or settlement of such 10.0 Claim; provided, however, that counsel selected by Carrier shall be reasonably acceptable to American. No compromise or settlement of any 10.0 Claim may be effected by Carrier without the prior written consent of the relevant American Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, such consent shall not be required if (x) there is no finding or admission of any violation of any law by any American Indemnified Party or of any violation by any American Indemnified Party of the rights of any person, (y) such compromise or settlement does not otherwise adversely affect any claim that may be made by American or any American Indemnified Party, and (z) such


                                       24                          CONFIDENTIAL
compromise or settlement does not provide for any relief from any American indemnified Party (other than any monetary relief that Carrier expressly agrees in writing to pay contemporaneously with such compromise or settlement). In the event Carrier assumes the defense of a 10.0 Claim, each American indemnified Party shall have the right, but not the duty, at its own expense, to participate in the defense and settlement of any 10.0 Claim with counsel of its own choosing without relieving Carrier of any obligations hereunder. Carrier shall cooperate with the American indemnified Party's or Parties' counsel, but control of the matter shall remain with Carrier.

      d. Claims Against Carrier. In the event a 10.0 Claim is made or asserted, or any action with respect thereto is brought against a Carrier indemnified Party, the appropriate Carrier Indemnified Party shall promptly, but no later than twenty (20) days after the receipt of any such claim or demand (including but not limited to notice of any action, suit or proceeding) give American written notice therewith; provided, however, that the failure to so notify American shall not relieve American of any liability that American may have to the Carrier Indemnified Party under Section 10, except to the extent that American demonstrates that the defense of such 10.0 Claim is prejudiced by such failure to notify. Upon receipt of such notice (i) American shall assume all responsibility for such defense, and (ii) the Carrier Indemnified Party shall provide reasonable assistance and cooperation during the defense or settlement of such 10.0 Claim; provided, however, that if American does not notify the Carrier Indemnified Party in writing that it has assumed such defense within ten
(10) Business Days of receipt of such notice of the 10.0 Claim, the Carrier indemnified Party may proceed to defend against the 10.0 Claim, the expense of which defense shall in turn also be deemed an obligation of and an amount due and payable as incurred to the Carrier Indemnified Party by American if the claim is ultimately found to be a 10.0 Claim. Except as limited as provided below, if American assumes the defense, American shall have complete control of the defense or settlement of such 10.0 Claim or action; provided, however, that counsel selected by American shall be reasonably acceptable to Carrier. No compromise or settlement of any 10.0 Claim may be effected by American without the prior written consent of the relevant Carrier Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, such consent shall not be required if (x) there is no finding or admission of any violation of any law by any Carrier Indemnified Party or of any violation by any Carrier Indemnified Party, of the rights of any person, (y) such compromise or settlement does not otherwise adversely affect any claim that may be made by Carrier or any Carrier Indemnified Party, and (z) such compromise or settlement does not provide for any relief from any Carrier Indemnified Party (other than any monetary relief that American expressly agrees in writing to pay contemporaneously with such compromise or settlement). In the event American assumes the defense of a 10.0 Claim, each Carrier Indemnified Party shall have the right, but not the duty, at its own expense, to participate in the defense and settlement of any 10.0 Claim with counsel of its own choosing without relieving American of any obligations hereunder. American shall cooperate with the Carrier Indemnified Party's or Parties' counsel, but control of the matter shall remain with American.

     e. Survival. The provisions of this Section 10 shall survive the termination or expiration of this Agreement.


                                       25                          CONFIDENTIAL

Section 11. Default and Termination for Cause.

      a.    Breach.

            i. General. In the event of a breach of any term, representation, or warranty of this Agreement by American or Carrier (other than a breach of a payment obligation under Section 8 hereof, the failure to pay any other sums owed hereunder, or any other event separately covered elsewhere in this Section 11), the non-breaching party may terminate this Agreement without further liability on pending at least thirty (30) days prior written notice to the other party, which notice shall describe, with as much particularity as reasonably practicable, the alleged breach. Termination under this Section 11.a.i., shall not be effective, however, if the allegedly breaching party shall, within fifteen (15) days following receipt of such notice, completely cure such breach.

            ii. Payment Obligations. In the event of a breach of a payment obligation under Section 8 or the failure to pay any other sums owed hereunder, the non-breaching party may terminate this Agreement without further liability on providing at least fifteen (15) days prior written notice to the other party, which notice shall describe, with as much particularity as reasonably practicable, the alleged breach and the total sums due and owing. Termination under this Section 11.a.ii. shall not be effective, however, if the allegedly breaching party shall, within seven
      (7) days following receipt of such notice, cure the breach by making the full payment described in the notice.

            iii.  Cross Defaults.

            (1) If (A) any material breach or default (including, without limitation, the failure to pay any indebtedness or obligations as they become due) occurs under the RDU Sublease, and (B) such breach or default is not cured within the applicable cure period (if any) specified in the relevant agreement or any other cure period which may be permitted or mutually agreed upon by the parties to the agreement, then and in any such event, for a period of thirty (30) days following a party's receipt of notice of such event or at any time thereafter that such breach or default may be continuing, Carrier or American, whichever is the non-breaching party, may elect to terminate this Agreement upon providing at least thirty (30) days prior written notice to the other party.

            (2) If (A) any breach or default occurs under any other agreements (not described in Subsection 11.a.iii.(1) above) under which Carrier may be obligated, directly or indirectly, as borrower, installment purchaser, lessee, sublessee, guarantor or otherwise, and which agreements involve:
      (y) the borrowing of money or the extension of credit in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate, or (z) any lease or sublease of real or personal property pursuant to which Carrier's monetary obligations in the nature of rent or similar obligations exceed either Twenty Thousand Dollars ($20,000) per month in the aggregate or Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate for the remaining term of the affected lease and/or sublease, (B) such breach or default consists of failure to pay any


                                      26                           CONFIDENTIAL
      indebtedness or other obligation when due or if such breach or default permits or causes (or upon notice or lapse of time or both would permit or cause) the acceleration of any indebtedness or other obligation, or the termination of any lease, agreement or commitment to lend, and (C) such breach or default is not cured within the applicable cure period (if any) specified in the relevant agreement then, in any such event and at any time thereafter, American may elect to terminate this Agreement upon providing at least thirty (30) days prior written notice to Carrier.

      b. Carrier Assignment to Benefit Creditors. If Carrier either (i) makes an assignment for the benefit of its creditors, (ii) suspends the payment of, admits in writing its inability to pay, or generally fails to pay its debts as they become due, (iii) has suspended its transactions with banks and other financial institutions (iv) has issued against it any writ, execution, process, or abstract of judgment which may have a Material Adverse Effect on Carrier and which is not dismissed, satisfied or stayed within sixty (60) days, or (v) files a petition for bankruptcy, corporate reorganization, corporate liquidation, arrangement or special liquidation proceedings under any Applicable Law, then American may, at its option, immediately terminate this Agreement upon written notice to Carrier.

      c. American Assignment to Benefit Creditors. If American either (i) makes an assignment for the benefit of its creditors, (ii) suspends the payment of, admits in writing its inability to pay, or generally fails to pay its debts as they become due, (iii) has suspended its transactions with banks and other financial institutions, (iv) has issued against it any writ, execution, process, or abstract of judgment which may have a Material Adverse Effect on American and which is not dismissed, satisfied or stayed within sixty (60) days, or (v) files a petition for bankruptcy, corporate reorganization, corporate liquidation, arrangement or special liquidation proceedings under any Applicable Law, then Carrier may, at its option, immediately terminate this Agreement upon written notice to American; provided, however, that notwithstanding any provision to the contrary contained herein, Carrier shall continue to honor any Award Tickets for Award Travel issued in accordance with the terms of this Agreement for a period of one (1) year from the date of issuance.

      d. Bankruptcy Petition. In the event (i) other party petitions for or is granted relief under Title 11 of the United States Code (the "Bankruptcy Code") or files a petition or initiates analogous proceedings under any similar Applicable Law, (ii) an involuntary bankruptcy petition is commenced or any comparable proceeding initiated against either party under the Bankruptcy Code or any Applicable Law, or (iii) either party exercises its rights under or is made subject to any federal, state or other bankruptcy, reorganization, insolvency or analogous laws of any applicable jurisdiction. and if this Agreement has not otherwise terminated, then the other party may suspend all further performance of this Agreement until such party assumes or rejects this Agreement pursuant to Section 365 of the Bankruptcy Code or any successor statute, or otherwise acknowledges its obligations under this Agreement under any similar (or successor) provision of Applicable Law. Any such suspension of further performance by the other party pending assumption, rejection, or other acknowledgment shall not be deemed a breach of this Agreement and shall not affect the other party's right to pursue or enforce any of its rights under this Agreement or otherwise.


                                       27                          CONFIDENTIAL

      e. Carrier Corporate Changes. If, during the term of this Agreement:
(i) Carrier ceases its operations or a substantial portion thereof; (ii) merges with or into or is acquired, in whole or in part, by any other Person (except any merger in which each of the following conditions is satisfied:
(A) Carrier is the surviving corporation in such merger, (B) the shareholders of Carrier, as of immediately prior to such merger, receive or retain 80% or more of the equity securities of Carrier as of immediately after such merger, and (C) such merger does not cause or result in any other event or condition specified in this Agreement which would give American the right to terminate this Agreement); (iii) Carrier sells or otherwise transfers all or substantially all of its assets to any other Person; (iv) Carrier makes material changes to Carrier's frequent flyer program, or sells, transfers, or disposes of any part or all of such program, or merges or otherwise integrates such program with or into another frequent flyer program(s) (other than the AAdvantage Program) which is not wholly owned and operated by Carrier; (v) Carrier commences a new frequent flyer program, or enters into an agreement or other arrangement by which it becomes or will become a participant in another frequent flyer program, or by which another commercial passenger air carrier becomes or will become a participant in Carrier's frequent flyer program; (vi) any Person (or group of two or more Persons who have agreed to act or are acting in concert becomes (by stock purchase, merger or otherwise) the beneficial owner of 20% or more of the outstanding voting securities of Carrier (for purposes of this Section 11.e.(vi) and 11.e.(vii) below, the terms "group" and "beneficial ownership" shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Securities and Exchange Commission ("SEC") promulgated thereunder); (vii) any Disqualified Investor (as defined below) becomes (by stock purchase, merger or otherwise) the beneficial owner of ten percent (10%) or more of the outstanding voting securities of Carrier; (viii) Carrier makes an acquisition (whether through a stock purchase, asset acquisition, merger or otherwise) of any business of another Person ("Acquired Business") if (x) revenues for the four then most recently completed quarters attributable to the Acquired Business exceed ten percent (10%) of Carrier's revenues for the comparable period, or (y) the book value of the assets of the Acquired Business as of the end of the most recently completed quarter exceed ten percent (10%) of the total assets of Carrier as of the end of the comparable period, or (z) the total value of the consideration paid or to be paid in such acquisition by Carrier exceeds Ten Million Dollars ($10,000,000); or
(viii) Carrier, without the prior written approval of American, enters into or commits to enter into any marketing-oriented collaborative agreement with another airline (including, without limitation, a frequent traveler program or codesharing arrangement, but excluding normal Interline agreements) which American reasonably believes would likely materially adversely affect American's interests or objectives under any agreements between American (or any of its Affiliates) and Carrier, then, in each such case, Carrier shall immediately give American written notice of such event, addressed to the American officer and given in accordance with the procedure specified below, and American shall have the right, exercisable for forty five (45) days following the receipt of such written notice by the American officer specified below (the "Written Notice Period") (or, if American elects, following American's actual knowledge gained through pubic information or otherwise of the occurrence of any such event), to terminate this Agreement upon providing at least thirty (30) days advance written notice to Carrier; provided, however, that if Carrier, at its sole option, elects to request in advance of any contemplated transaction a waiver from American of American's right to terminate under this Section 11.e. (which request must be submitted to American according to the procedures filed below), American will notify Carrier, no later than ten (10) Business Days following the receipt of the request by the American officer

                                       28                          CONFIDENTIAL
specified below, whether it will (i) waive such right, or (ii) require additional time to decide on the requested waiver, in which case American will have an additional forty five (45) days to determine and notify Carrier whether it will waive its right to terminate or whether it would exercise such right if the proposed transaction were to be undertaken as described; any waiver by American of this Section 11.e. shall be valid only with respect to the transaction as described in the written request for waiver. If American has not responded to Carrier by the end of the forty five day period which is the Written Notice Period described above, or by the end of the forty five day period described in clause (ii) of the foregoing sentence, whichever is applicable, such lack of response shall be deemed to be a waiver of American's right to terminate with respect to the particular transaction described in Carrier's written notice or request, as applicable.

      If American so elects to terminate this Agreement, American may, at Carrier's expense, take any and all reasonable actions necessary in American's sole judgment and discretion to provide for air fare and related incidental travel expenses to ensure that Members at the time holding or traveling on Award Tickets are able to conclude their planned trip, and all amounts so incurred by American on Carrier's behalf shall be immediately due and payable to American as incurred.

      As used in Section 11.e. (vii), above, "Disqualified Investor" means
(i) any other airline or airline-related service company, (ii) any Person offering a frequent traveler program; (iii) any Person that American believes would likely, by virtue of such person's affiliation with Carrier, materially adversely affect American's interests or objectives under any agreements between American (or any of the Affiliates) and Carrier, or (iv) any Affiliate of a Person identified in clauses (i), (ii) or (iii) of this paragraph.

      For the purposes of this Section 11.e., Carrier's request for a waiver must be in writing, describing with reasonable specificity the contemplated transaction and the proposed participating parties. To be effective, any such request and any other written notice of an event described in this Section 11.e. must be sent by facsimile with (i) a contemporaneous telephone call by Carrier to the American officer to whom the request is addressed (or his or her secretary) confirming receipt by the American officer, and (ii) a hard copy sent the same day by certified or registered United States Mail, first class postage prepaid, return receipt requested, addressed to:

            American Airlines, Inc.
            P.O. Box 619616, MD 5359
            Dallas/Ft. Worth Airport, Texas 75261-9616

            Attention:  Henry C. Joyner
                        Vice President - Marketing Planning

            Phone:       (817) 967-2803
            Facsimile:   (817) 967-9697

or to such other person, address, fax or phone number as American may from time to time provide Carrier in a written notice given in accordance with the provisions of Section 17 below. Any forty five day Written Notice Period or ten Business Day period described above in this


                                       29                           CONFIDENTIAL

Section 11.e. shall commence as of the day the request is completely faxed and the confirming telephone call successfully made.

      f. American Corporate Changes. If American: (i) permanently ceases its operations or a substantial portion thereof; (ii) merges with or into or is acquired, in whole or in part, by any Person (other than an Affiliate) (except any merger in which (A) American is the surviving entity; or (B) American is not the surviving corporation, but as a result of the merger the shareholders of American, as of immediately prior to such merger, receive or retain 80% or more of the equity securities of American as of immediately after such merger); or
(iii) sells or otherwise transfers all or substantially all of its assets to any Person (other than an Affiliate), American shall immediately give Carrier written notice of such event, and Carrier shall have the right in its sole judgment and discretion to terminate this Agreement upon at least ninety (90) days written notice to American.

      g. Compliance with Start Up Schedule. In the event Carrier has not complied with any of the following requirements by the date indicated, and American and Carrier have not otherwise agreed to an extension of the applicable deadline, American may, at its option, terminate this Agreement, upon giving five (5) days notice to Carrier of such election to terminate:

            i. No later than February 10, 1995, Carrier will provide American with adequate test data for simulated Accrual Mile postings to demonstrate to the satisfaction of American functional integration into American's automated customer service system.

            ii. No later than March 15, 1995, Carrier will be capable of automated transmissions through American's customer service system of posting information for Accrual Miles.

h. Carrier Performance Requirements.

            i. In the event of a failure by Carrier to maintain at all times the applicable minimum flight activity levels as set forth in Part I of Attachment E, then, upon the occurrence of such event and at any time thereafter, American may elect to terminate this Agreement upon providing at least ninety (90) days prior written notice to Carrier, which notice shall describe the grounds upon which such election to terminate is based. Termination under this Section 11.h.i. shall not be effective, however, if Carrier shall, within sixty (60) days following receipt of such notice, completely cure such breach.

            ii. In the event Carrier, on two or more occasions in any twelve
      (12) month period during the term of this Agreement, fails to maintain the applicable minimum flight activity levels as set forth in Part I of Attachment E (regardless of whether such breaches are ultimately cured), then American may elect to terminate this Agreement upon providing at least thirty (30) days prior written notice to Carrier.


                                       30                          CONFIDENTIAL

      i. Additional Reports by Carrier. In the event that Carrier fails to comply with any of the provisions of Section 5.f above in a timely manner, American may elect to terminate this Agreement upon providing at least ten (10) days prior written notice to Carrier; provided, however, that such termination shall not be effective if Carrier cures such noncompliance within five (5) days after receipt of American's notice.

      j. Governmental Approvals. In the event that Carrier fails to obtain and maintain the authorizations, licenses, approvals, certificates, permits, registrations and filings from all governmental and regulatory authorities necessary to conduct its business as an authorized air carrier, American may elect to terminate this Agreement upon providing at least thirty (30) days prior written notice to Carrier; provided, however, that such termination shall not be effective if Carrier cures such noncompliance within fifteen (15) days after receipt of American's notice.

      k. AAdvantage Miles Opportunities. If (i) American enters into an agreement or other final arrangement by which it agrees to award AAdvantage Miles for travel on another commercial passenger air carrier (other than American, American Eagle, or any carrier that is an AAdvantage Participant as of the date hereof) for non-stop service between any of the O & D city pairs listed on Attachment A as of the date hereof and designated as an "Original O & D City Pair" (which shall exclude any O & D city pair which may be added as a Carrier Flight to Attachment A in the future unless the same is expressly designated as an Original O & D City Pair by American), and (ii) such Original O & D City Pair is, at that time, still a Carrier Flight for which Accrual Miles will be awarded, American shall give Carrier written notice of such event at least thirty (30) days prior to the first date on which AAdvantage Miles may be accrued for travel on the other air carrier, and Carrier shall have the right in its sole judgment and discretion to terminate this Agreement upon at least one hundred twenty (120) days written notice to American.

      l. Payments upon Termination. In the event of termination under this
Section 11 (other than Section 11.k.), all monies owed, or due and payable to the terminating party from the other party through the date of termination shall become immediately due and payable, and all monies which may become due or owed to the terminating party from the other party after the termination date shall be immediately due and payable as such obligations arise.

Section 12. Representations and Warranties by American

      In order to induce Carrier to enter into this Agreement, American makes the following representations and warranties to Carrier, such representations and warranties to be effective as of the date hereof:

      a. Organization and Qualification. American is a duly incorporated and validly existing corporation, in good standing under the laws of the State of Delaware with its principal place of business as reflected in the preamble to this Agreement, is an air carrier duly authorized to act as such by the government of the United States of America, holds all licenses, certificates and permits from all governmental and regulatory authorities necessary to conduct its business (except where the failure to obtain such licenses and permits would not have a Material Adverse Effect on American), and has the requisite corporate power and


                                       31                          CONFIDENTIAL
authority to own, operate and lease the properties and assets it now owns, operates and leases (except where the failure to have such authority would not have a Material Adverse Effect on American), to conduct its business as it is now being conducted, and to enter into and perform its obligations under this Agreement. American is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the nature of its activities makes such qualification or license necessary, other than in any jurisdiction where the failure to so qualify would not have a Material Adverse Effect on American or its operations.

      b. Authority. The execution and delivery of, and the performance by American of its obligations under, this Agreement have been duly authorized by all necessary corporate action and no other corporate proceedings are necessary in conjunction therewith. This Agreement has been duly executed and delivered by American, and, assuming due authorization, execution and delivery by Carrier, this Agreement constitutes the legal, valid and binding obligation of American, enforceable against American in accordance with the terms and conditions hereof, except as the same may be limited or modified by the effect of bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

      c. No Violation. Neither the execution, delivery or performance by American of this Agreement nor the consummation by American of any of the transactions contemplated hereby, will (i) contravene or conflict with or cause default under (A) any Applicable Law binding on American, or (B) any provision of the Certificate of Incorporation or the Bylaws of American, (ii) result in the creation of any lien, mortgage, claim, pledge, or other encumbrance on any asset of American, or (iii) result in the breach of any agreement or instrument to which American is a party or by which it is bound.

      d. No Approvals. Neither the execution, delivery or performance by American of this Agreement, nor the consummation by American of any of the transactions described herein, requires the consent or approval of, or the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of, any Competent Authority, any trustee or holder of any indebtedness or obligation of American, any stockholder of American, or any other Person.

      e. No Defaults. American is (i) not in default, and no condition exists that with notice or lapse of time or both would constitute a default, under any mortgage, deed of trust, indenture, or other instrument or agreement to which it is a party, or by which it or any of its properties or assets may be bound, and
(ii) not in breach of any Applicable Law, where such default or breach would have a Material Adverse Effect on it, or a material adverse effect on any of the transactions described in this Agreement.

      f. No Proceedings. American is not involved as a debtor in any bankruptcy, receivership, insolvency or similar proceeding before any Competent Authority.

      g. AAdvantage Participants. As of the date of this Agreement, American does not award AAdvantage Miles for travel on a commercial passenger air carrier which is an AAdvantage Participant as of the date hereof (other than American Eagle) for non-stop service


                                       32                          CONFIDENTIAL
on any of the Original O & D City Pairs (as defined in Section 11.k.); provided, however, that nothing in this Agreement shall be construed as limiting American's right, or a commitment by American to limit its right, and American hereby expressly reserves the right, to award AAdvantage Miles for such travel at any time after the date hereof. American acknowledges that the foregoing reservation is not intended to limit Carrier's right to terminate this Agreement pursuant to Section 11.k. above upon the occurrence of an event described in
Section 11.k.

      h. Survival. Each of the foregoing representations and warranties shall survive the execution and delivery of this Agreement, and the termination or expiration of this Agreement.

Section 13. Representations and Warranties by Carrier

      In order to induce American to enter into this Agreement Carrier makes the following representations and warranties to American, such representations and warranties to be effective as of the date hereof:

      a. Organization and Qualification. Carrier is a duly incorporated and validly existing corporation, in good standing under the laws of the State of Delaware with its principal place of business, as of the date hereof, as reflected in the preamble to this Agreement, is an air carrier duly authorized to act as such by the government of the United States of America, holds all licenses, certificates and permits from all governmental and regulatory authorities necessary to conduct its business, and has the requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases (except where the failure to have such authority would not have a Material Adverse Effect on Carrier), to conduct its business as it is now being conducted, and to enter into and perform its obligations under this Agreement. Carrier is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the nature of its activities makes such qualification or license necessary, other than in any jurisdiction where the failure to so qualify would not have a Material Adverse Effect on Carrier.

      b. Authority. The execution and delivery of, and the performance by Carrier of its obligations under this Agreement have been duly authorized by all necessary corporate action and no other corporate proceedings are necessary in conjunction therewith. This Agreement has been duly executed and delivered by Carrier, and, assuming due authorization, execution and delivery by American, this Agreement constitutes the legal, valid and binding obligation of Carrier, enforceable against Carrier in accordance with the terms and conditions hereof, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditor' rights generally, and the application of general principles of equity (regardless of whether such enforceability is considered a proceeding in equity or law).

      c. No Violation. Neither the execution, delivery or performance by Carrier of this Agreement nor the consummation by Career of any of the transactions contemplated hereby, will (i) contravene or conflict with or cause a default under (A) any Applicable Law binding on Carrier, or (B) any provision of the Certificate of Incorporation or the Bylaws of Carrier, (ii) result in the creation of any lien, mortgage, claim, pledge, or other encumbrance on any asset


                                       33                          CONFIDENTIAL
of Carrier, or (iii) result in the breach of any agreement or instrument to which Carrier is a party or by which it is bound.

      d. No Approvals. Neither the execution, delivery or performance by Carrier of this Agreement, nor the consummation by Carrier of any of the transactions described herein, requires the consent or approval of, or the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of, any Competent Authority, any trustee or holder of any indebtedness or obligation of Carrier, any stockholder of Carrier, or any other Person.

      e. No Defaults. Carrier is (i) not in default and no condition exists that with notice or lapse of time or both would constitute a default, under any mortgage, deed of trust, indenture, or other instrument or agreement to which it is a party, or by which it or any of its properties or assets may be bound, and
(ii) not in breach of any Applicable Law, where such default or breach would have a Material Adverse Effect on it, or a material adverse effect on any of the transactions described in this Agreement.

      f. No Proceedings. Carrier is not involved as a debtor in any bankruptcy, receivership, insolvency or similar proceeding before any Competent Authority.

      g. No Other Program Participation. Carrier has established only one frequent traveler program (or any other similar program or arrangement), the "Midway Merits" Program, in which Carrier is the sole participant. Carrier is not a participant in, nor has it agreed to be a participant in, any frequent traveler program (or other similar program or arrangement) of any other Person.

      h. No Codeshare Flights. As of the date hereof, Carrier currently has no Codeshare Flights and has not entered into any agreement or arrangement for any future Codeshare Flights.

      i. Survival. Each of the foregoing representations and warranties shall survive the execution and delivery of this Agreement, and the termination or expiration of this Agreement

Section 14. Notice to Personnel

      American and Carrier will each use reasonable efforts to make all appropriate personnel of each carrier aware of the fact that Carrier is an AAdvantage Participant. All necessary and appropriate personnel of Carrier shall be made fully aware of the contents of Section 3.f. above.

Section 15. AAdvantage Program Abuse

      Carrier will cooperate with all reasonable requests of American concerning any investigation and/or prosecution of anyone engaging in AAdvantage Program abuse or fraud, including but not limited to verification of AAdvantage Member status, passenger interviews, Member interviews, ticket confiscation, and cooperating with any civil or criminal prosecution.


                                       34                          CONFIDENTIAL

Section 16. Assignment

      Neither party may assign or otherwise convey this Agreement, or any of such party's rights under this Agreement, or delegate any of its duties hereunder, without the prior written consent of the other party; provided, however, that without Carrier's consent, American may assign any and all of its rights and delegate its obligations hereunder to an Affiliate of American which
(i) is American's wholly-owned subsidiary corporation, or a wholly-owned subsidiary of American's parent corporation, (ii) has reasonably sufficient or comparable resources to perform under this Agreement, and (iii) assumes all of the obligations of American hereunder; provided, however, that such assignment or delegation shall not relieve American of any of its obligations under this Agreement. Any attempted assignment or delegation which violates the terms of this Section 16 shall be null and void.

Section 17. Notices

      Except as otherwise expressly set forth in this Agreement, all notices, reports, invoices and other communications required or permitted hereunder to be given to or made upon any party hereto shall be in writing, and shall be considered as properly given if addressed as provided below and either (i) delivered in person; (ii) sent by a commercial express or overnight courier delivery service which provides a signed acknowledgment of receipt; (iii) deposited in the U.S. mail, certified or registered first-class mail, postage prepaid, return receipt requested (provided, however, that invoices may be sent by first-class mail alone); or (iv) transmitted by facsimile (upon receipt by sender thereof of evidence that a complete transmission of such copy was made to the recipient thereof) and, if sent by facsimile, confirmed by (a) telephone call contemporaneously made to the person entitled to receive such notice or to such person's secretary, or (b) dispatching a hard copy of such notice by first-class U.S. mail, postage prepaid, or any of the methods set forth in (i),
(ii) or (iii) above. Unless otherwise expressly set forth in this Agreement, all notices shall be effective upon receipt. For the purposes of notice, the addresses of the parties shall be as set forth below; provided, however, that either party shall have the right to change its address for notice to any other location by giving at least thirty (30) days prior written notice to the other party in the manner set forth above.

      By Mail & By Hand:      Midway Airlines Corporation
                              5713 S. Central Avenue
                              Chicago, IL 60638

                              Attention: President

                              Phone:      (312) 838-2036
                              Facsimile:  (312) 838-2069

          With a copy to:     Jonathan S. Waller
                              Rosenberg & Liebentritt, P.C.
                              Two North Riverside Plaza, Suite 1600
                              Chicago, IL 60606


                                       35                          CONFIDENTIAL

                              Phone:      (312) 466-3649
                              Facsimile:  (312) 454-0335

       By Mail:               American Airlines, Inc.
                              Managing Director - Marketing Programs
                              P.O. Box 619616, MD 5321
                              Dallas/Ft. Worth Airport, Texas 75261-9616

       By Hand:               4333 Amon Carter Boulevard, MD 5321
                              Fort Worth, Texas 76155

                              Phone:      (817) 967-2777
                              Facsimile:  (817) 967-3037

Section 18. Governing Law and Dispute Resolution

      a. Choice of Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Texas, without regard to choice of law principles.

      b. Jurisdiction. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of Texas and, if such court does not have jurisdiction, of the courts of the State of Texas in Tarrant County for the purposes of any suit, action or other proceeding arising out of this Agreement or the subject matter hereof brought by any other party. American and Carrier each agrees that neither of them will bring any suit, action or other proceeding arising out of this Agreement the subject matter herein, or any of the transactions described hereof, in any jurisdiction other than the jurisdiction described above.

      c. Waiver of Defenses. To the extent permitted by applicable law, each party hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim (i) that it is not personally subject to the jurisdiction of the above-named courts, (ii) that the suit, action or proceeding is brought in an inconvenient forum, (iii) that it is immune from any legal process with respect to itself or its property, (iv) that the venue of the suit, action or proceeding is improper, or (v) that this Agreement or the subject matter hereof may not be enforced in or by such courts.

      d. Service of Process. Each party agrees that, even if at any time during the term of this Agreement Carrier is not qualified to do business as a foreign corporation in the State of Texas, Carrier shall and does hereby irrevocably designate and appoint the Secretary of State of the State of Texas as its agent for service of process in any action, suit or proceeding with respect to any matter as to which it submits to jurisdiction as set forth above, it being agreed that any method of service upon such agent, with a copy sent to Carrier in the manner set forth in Section 17 above, shall constitute valid service upon Carrier. American designates CT Corporation as its agent for service of process in Texas. American and Carrier each agrees that submission to jurisdiction and designation of an agent for service of process set


                                       36                          CONFIDENTIAL
forth above is made for the express benefit of the other party and is effective solely for purposes of this Agreement.

      e. Enforcement of Judgment. Final judgment against a party in any suit in any court of competent jurisdiction shall be conclusive, and may be enforced in other jurisdictions, to the extent permitted by Applicable Law, by suit on the judgment, a certified and true copy of which, to the extent permitted by Applicable Law, shall be conclusive evidence of the fact and the amount of any indebtedness or liability of the party therein described.

      f. Waiver of Immunity. To the extent that any party or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise, from any legal action, suit, arbitration or other proceeding, from setoff or counterclaim, from the jurisdiction of any competent court (including the courts referred to above), from service of process, from attachment prior to judgment, from attachment in aid of execution, from execution prior to judgment, from judgment, from jurisdiction, or from other legal process in any jurisdiction, that party for itself and its property does hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or the subject matter hereof. Such waiver and agreement regarding immunity shall be irrevocable and not subject to withdrawal in any and all jurisdictions including under the Foreign Sovereign immunities Act of 1976 of the United States of America.

Section 19. No Waiver

      No failure to exercise and no delay in exercising, on the part of any party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The failure of any party to insist upon a strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by any party of any term or provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by an officer of the waiving party.

Section 20. Captions

      The captions appearing in this Agreement have been inserted as a matter of convenience and in no way define, limit or enlarge the scope of this Agreement or any of the provisions hereto.

Section 21. Compliance with Applicable Laws

      a. Compliance. Each party will comply with all Applicable Laws with respect to this Agreement, the performance of its obligations hereunder, its respective role in connection with the AAdvantage Program, and the products and services to be provided by such party


                                       37                          CONFIDENTIAL
hereunder. Each party will, at its expense. obtain and maintain the governmental authorizations, licenses, approvals, certificates, permits, registrations and filings that may be required of it under Applicable Law to execute or perform this Agreement, which, in the case of Carrier shall include all licenses, certificates and permits from all governmental and regulatory authorities necessary to conduct its business as an authorized air carrier.

      b. Unlawful Payments. Neither party hereto will offer, promise or pay any money, gift or any other thing of value to any person for the purpose of influencing official actions or decisions affecting this Agreement or the transactions contemplated hereby. while knowing or having reason to know that any portion of such money, gift, or thing will, directly or indirectly, be given, offered or promised to (i) an employee, officer or other person acting in an official capacity for any government or its agencies or instrumentalities, or
(ii) any political party, party official or candidate for political office.

Section 22. Force Majeure

      Except with respect to the performance of a party's payment obligations under this Agreement, neither party shall be liable for delays or failure in its performance hereunder to the extent that such delay or failure of performance
(i) is caused by any act of God, war, strike, natural disaster, lockout, labor dispute, work stoppage, fire, act of government, or any other cause, whether similar or dissimilar, beyond the control of that party, and (ii) is not the result of that party's lack of reasonable diligence.

Section 23. Independent Contractor

      Each of Carrier and American is an independent contractor. Nothing in this Agreement is intended or shall be construed to create or establish any agency, partnership, joint venture or fiduciary relationship between the parties. Neither Carrier nor any of its Affiliates has any authority to act for or to incur any obligations on behalf of or in the name of American or any of its Affiliates.

Section 24. Successor and Assigns

      This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of each party hereto.

Section 25. Entire Agreement

      This Agreement constitutes the entire agreement between the parties relating to the AAdvantage Program and, as of the date first written above, terminates and supersedes all prior or contemporaneous agreements, discussions, undertakings, and understandings, whether written or oral, express or implied, between the parties covering the AAdvantage Program. The attachments, exhibits and schedules (if any) to this Agreement are incorporated into this Agreement and form a part hereof for all intents and purposes. This Agreement may not be amended or modified except in writing signed by an authorized officer of each party hereto.


                                       38                          CONFIDENTIAL

      American and Carrier each expressly acknowledges and agrees that the subject matter of this Agreement is Carriers participation in the AAdvantage Program, and that this Agreement is in no way intended to limit or affect the right of either American or Carrier to provide air transportation service on such routes and to such destinations as each carrier independently determines to be appropriate for its respective business.

Section 26. Title

      Title and full and complete ownership rights to AAdvantage Program membership data and information developed by American, wherever located, shall remain the property of American and constitute Confidential information under
Section 6 above. Carrier understands and agrees that all such data and information constitute American's proprietary information whether or not any portion thereof is or may be validly copyrighted. Carrier agrees that any membership lists, labels, reports, data or other compiled membership information supplied to Carrier in any form by American and any and all copies thereof will be used by Carrier exclusively in its performance of its obligations under this Agreement and will not be sold, licensed, leased, transferred, stored in a retrieval system, duplicated, or transmitted, in any form or by any means, or used for any other purpose without the prior written consent of American. All such information is subject to the provisions of Section 6.c. of this Agreement. Nothing in this Agreement, however, shall prevent Carrier from independently compiling information regarding its revenue passengers so long as (i) the status of being an AAdvantage Member, AAdvantage Account numbers, any other AAdvantage membership data, or any reference to or other association with American is not identified in, or used as a factor or criteria in compiling, such information, and (ii) any promotions or communications directed at such revenue passengers, or any partial grouping thereof, by Carrier or by Carrier jointly with another Person or Persons, are not directed exclusively to such individuals, and will not reference such individuals, as Members or travelers on American.

Section 27. No Third Party Beneficiaries

      All rights, remedies and obligations of the parties under this Agreement, shall accrue or apply solely to the parties hereto or their permitted successors or assigns and there is no intent to benefit any third parties, including, without limitation, Members.

Section 28. Time

      Time is of the essence with respect to the performance of the material provisions hereunder.


                                       39                          CONFIDENTIAL

Section 29. Further Assurances

      Each party hereto shall do and perform such further acts and execute and deliver such further instruments at such party's expense as may be required by Applicable Law or reasonably requested by any other party to carry out and effectuate this Agreement and the transactions contemplated hereunder.

Section 30. Severability

      If any indication is received in writing by either party from any Competent Authority to the effect that any part of this Agreement contravenes any Applicable Law and cannot qualify for any applicable clearance or exemption, or if any part of this Agreement is, or shall become, or shall be declared illegal, invalid or unenforceable in any jurisdiction for any reason whatsoever (including both by reason of the provisions of any legislation and also by reason of any decision of any Competent Authority, either having jurisdiction over this Agreement or any party to this Agreement), such part shall be severed from this Agreement in the jurisdiction in question and such contravention, illegality, invalidity or unenforceability shall not in any way whatsoever prejudice or effect the remaining parts of this Agreement which shall continue in full force and effect provided, always, that if, in the reasonable opinion of any party to this Agreement, any such severance affects the commercial basis of this Agreement, such party shall so inform the other party, whereupon the parties shall negotiate to agree upon an amendment to the Agreement which will maintain the balance of the commercial interests of the parties under this Agreement. If, however, such negotiations shall not be successfully concluded within thirty (30) days, either party shall have the right to terminate this Agreement upon giving at least ninety (90) days written notice to the other party.

Section 31. Legal Representation

      Each party hereto hereby acknowledges that this Agreement has been negotiated at arms-length through legal counsel of its own choosing. If a party has not been represented by legal counsel, it hereby acknowledges that it was given the opportunity to engage legal counsel and decided to waive that right.

Section 32. Effective Data

      The effectiveness of this Agreement and the obligations of Carrier and American hereunder are subject to, and shall be conditioned upon, the RDU Sublease becoming effective and commencing.

Section 33. Counterparts

      The Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.


                                       40                          CONFIDENTIAL

Section 34. Exclusion of Consequential Damages

      EXCEPT FOR INDEMNIFICATION OBLIGATIONS, NEITHER PARTY WILL BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOST REVENUES, LOST PROFITS, OR LOST PROSPECTIVE ECONOMIC ADVANTAGE, ARISING FROM ANY PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, EVEN IF SUCH PARTY KNEW OR SHOULD HAVE KNOWN OF THE EXISTENCE OF SUCH DAMAGES, AND EACH PARTY HEREBY RELEASES AND WAIVES ANY CLAIMS AGAINST THE OTHER PARTY FOR SUCH DAMAGES.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

MIDWAY AIRLINES CORPORATION                AMERICAN AIRLINES, INC.


By: /s/ John Selvaggio                     By: /s/ M. W. Gunn
    ------------------------                   -------------------
John Selvaggio                             M. W. Gunn
President                                  Senior Vice President - Marketing


                                       41                          CONFIDENTIAL

                                  ATTACHMENT A

                                  ACCRUAL MILES

      Only regularly scheduled, on-line air travel service operated by Carrier on each of the following O & D city pairs, in both directions ("Carrier Flights"), are eligible for Accrual Miles credit for Revenue Travel by Members:

      {***}

      {***}

      {***}

      {***}

      {***}

      {***}

      {***}

      {***}

      {***}

      {***}

      {***}

      {***}

      {***}

      {***}

                  The foregoing fourteen (14) O & D city pairs shall each be an Original O & D City Pair for the purposes of Section 11.k. of the Agreement

      RDU-MDW Provided, however, that on and after July 1, 1995, Carrier shall pay to {***} Accrual Mile posted for Revenue
                  Travel on the {***} city pair, which shall be the applicable fee for the purposes of Section 8.a. of the Agreement, whether or not Carrier has elected to convert to the alternative fee structure described in that Section.


                                      A-1                           CONFIDENTIAL

No Codeshare Flights shall be eligible for Accrual Miles credit as a Carrier Flight unless approved for such credit by American pursuant to Section 4.j. of the Agreement.

Accrual Mile Guidelines

      American will award Accrual Miles for Revenue Travel in the following booking classes pursuant to the terms of Section 2.a. of the Agreement:

            Coach Class: Y, B, H, Q, V, K, M (or any surviving codes designated by Carrier from time to time).

            If Carrier introduces a First Class:
            F (or any surviving codes designated by Carrier from time to time).

      For Revenue Travel which involves consecutive travel under a single flight coupon on any two or more of the O & D city pairs listed in this Attachment A, and only the O & D city pairs listed on this Attachment A, Actual Miles and Accrual Miles will be calculated based on the United States Department of Transportation approved non-stop mileage between the city were the Member commenced such travel on the coupon and the city where the Member finished such travel on the coupon.

      Accrual Miles will not be awarded for any travel on free AAdvantage Awards, Midway Merits Program awards or other free ticket promotions, including free or reduced rate companion tickets, any industry or agency discount tickets or passes, charter flight tickets, infant and unpublished fare tickets, or tickets issued subject to special provisions.

      In the case of upgraded travel through the use of an Upgrade Sticker, Accrual Miles will be awarded based on the paid class of service.


                                      A-2                           CONFIDENTIAL

                                  ATTACHMENT B

                                  AWARD TRAVEL

      Only regularly scheduled, on-line air travel service operated by Carrier between any of the following destinations, in any direction ("Award Flights"), are available to all Members for Award Travel:

      {***}

      {***}

      {***}

      {***}

      {***}

      {***}

      {***}

      {***}

      {***}

      {***}

      {***}

      {***}

      {***}

      {***}

      {***}

      {***}

      The following Codeshare Flights between the following destinations, in any direction, are available to all Members for Award Travel, so long as such Codeshare Flights are operated are marketed under Carrier's "JI" designator code:

                                      None.

      Provided, however, that the above described travel is not available for Award Travel during the Blackout Dates, or for First Class travel (if offered) or any other class other than Coach Class.


                                      B-1                           CONFIDENTIAL

Award Prices

(The following prices are applicable only until Carrier elects (if over) to convert to the alternative fee structure described in Section 8.a. of the Agreement)

The following zone definitions apply for Award Travel on Carrier:

ZONE 1:    {***}

ZONE 2:    {***}

      For each Award Document issued pursuant to this Agreement, American shall owe Carrier the applicable amount set forth below (all prices are stated and shall be paid in U.S. Dollars):

                                                  Award Price
                                          One Free Round Trip Ticket
                                        ------------------------------
                                               Coach       First
                                               Class       Class

Travel between any destination
within Zone 1                                  {***}        N/A
                                              -----

Travel between Zone 1                          {***}        N/A
destinations and Zone 2                       -----
destinations

All of the above Award Travel is valid for round trip travel between the applicable destinations, but may be used for one way travel if desired; however, the award will not be reduced based on a one way trip.


                                      B-2                           CONFIDENTIAL

                                  ATTACHMENT C

                           AWARD TRAVEL BLACKOUT DATES

Blackout dates for Award Travel:

                   1995                    1996
                   ----                    ----

                  January l, 2            January l

                  November 22, 26         March 8-10, 15-17

                  December 23, 24, 31     April 5-7

                                          November 27, December 1, 2

                                          December 20-22, 24, 27-29


                                      C-1                           CONFIDENTIAL

                                  ATTACHMENT D

                    DATA FLOW AND INPUT/OUTPUT SPECIFICATIONS

Carrier

                                Table of Contents

            Data Flow:

                  1.0   Data Posting-AAdvantage Transactions

                  2.0   Data Reconciliation

                  3.0   Definitions and Record Layouts

                  4.0   Monthly Billing-Mileage Postings

                  5.0   Monthly Billing-Mileage Redemption

                  6.0   Allowable Characters

                  7.0   Check Digit Routine

                  8.0   Transmittal Form


                                       D-1
                                                                        01/17/95
                                                                    CONFIDENTIAL

                    DATA FLOW AND INPUT/OUTPUT SPECIFICATIONS

Carrier

      1.0   Data Posting - AAdvantage Transactions

      1.1 Carrier will provide transmissions listing by AAdvantage number, Members with qualified flights for posting to the AAdvantage database. The transmission will include the following data elements:
            (See Section 3.0 for record format and definitions)

            Transaction Type                     Board Point
            Partner ID                           Off-point
            Partner Service Term Code            Scheduled Departure Time
            Member ID                            Scheduled Arrival Time
            Member Last Name                     Cabin Purchased
            Member First initial                 Booking Class
            Flight Date                          Input Record Number
            Carrier ID                           Flight Number

            1.1.1 Accurate name and AAdvantage number data transfer is paramount. See Sections 6 and 7 of Data Flow.

      1.2 Carrier will provide weekly transmissions to the AAdvantage department.

            1.2.1 Each transmission will include the previous period's data and any corrected data from earlier posting tapes.

            1.2.2 The weekly transmission must be delivered by the Tuesday following the reporting period.


                                       D-2
                                                                        01/17/95
                                                                    CONFIDENTIAL

                    DATA FLOW AND INPUT/OUTPUT SPECIFICATIONS

Carrier

      2.0   Data Reconciliation

      2.1 All Member flight information that is rejected during the autoposting procedure (outlined in Section 1.0) will be displayed in an error file. The report will list only Carrier data.

      2.2 The AAdvantage Customer Service Department will review this error file and make any reasonable corrections on a manual basis to the Member name and/or AAdvantage number only. The error report of uncorrected errors will be sent to Carrier for reconciliation.

      2.3   The error report will include the following data elements:

            AAdvantage Number              Flight Number
            Last Name                      Class of Service
            First Initial                  Board Point
            Transaction Code               Off Point
            Flight Date                    Type of Error

      2.4 Carrier will research any records that the AAdvantage department is unable to manually correct. These records will be retransmitted on a subsequent transmissions within a thirty (30) day period.


                                       D-3
                                                                        01/17/95
                                                                    CONFIDENTIAL

                    DATA FLOW AND INPUT/OUTPUT SPECIFICATIONS

Carrier

      3.0   Data Element Definitions - AAdvantage Transactions

            Transaction Type        One character (alpha).
                                    The allowable transaction codes is "A".

            Partner ID              Three characters (alpha).
                                    Industry standard airline code ("{XX}").
                                    Left justified, blank filled.

            Partner Service         Five characters (alpha/numeric).
            Term Code               Value provided by American ("{XX001}").

            Member ID               Seven character AAdvantage number
                                    (alpha/numeric).

            Member Last Name        Twenty characters
                                    Left justified, blank filled.
                                    See Allowable Characters in Section 6.

            Member First            One character (alpha).

            Flight Date             Eight characters (numeric).
                                    Formatted YYYYMMDD.

            Carrier ID              Three characters (alpha).
                                    Industry standard airline code.
                                    Left justified, blank filled.

            Flight Number           Four characters (numeric).
                                    Right justified, leading zeroes.

            Board Point             Three characters (alpha).
                                    IATA Airport Code

            Off-point               Three characters (alpha).
                                    IATA Airport Code.

            Scheduled Departure     Four characters (numeric).
                                    24 - Time hour clock (Optional).

            Scheduled Arrival       Four characters (numeric).
                                    24 - Time hour clock. (Optional).


                                       D-4
                                                                        01/17/95
                                                                    CONFIDENTIAL

                    DATA FLOW AND INPUT/OUTPUT SPECIFICATIONS

Carrier

      3.0   Data Element Definitions - AAdvantage Transactions (cont.)

            Cabin Purchased         Four characters (alpha).
                                    Left justified, trailing spaces.

            Booking Class           One character (alpha).

            Input Record            Five characters (numeric).
            Number

                                       D-5
                                                                        01/17/95
                                                                    CONFIDENTIAL

                    DATA FLOW AND INPUT/OUTPUT SPECIFICATIONS

Carrier

            3.1   Flight Posting Transmission Format

Field No.   Field Title    Length     From - To   Type     Notes
---------   -----------    ------     ---------   ----     -----

    1       Trans. Type       1       001-001     Char     'A'

    2       Partner ID        3       002-004     Char     '{XX}'

    3       Part. Svc Term    5       005-009     Char     '{XX001}'
            Code

    4       Member ID         7       010-016     Char     AAdvantage Number

    5       Member Last      20       017-036     Char     Left justified;
            Name                                           trailing spaces

    6       Member First      1       037-037     Char
            Initial

    7       Flight Date       8       038-045     Num      YYYYMMDD

    8       Carrier ID        3       046-048     Char     '{XX}'

    9       Flight Number     4       049-052     Num      Right justified;
                                                           leading zeroes.

   10       Board Point       3       053-055     Char     IATA Airport Code

   11       Filler            2       056-057     Char     Reserved: spaces.

   12       Off Point         3       058-060     Char     IATA Airport Code

   13       Filler            2       061-062     Char     Reserved; spaces.

   14       Scheduled         4       063-066     Num      24-hour clock
            Departure Time

   15       Scheduled         4       067-070     Num      24-hour clock
            Arrival Time


                                       D-6
                                                                        01/17/95
                                                                    CONFIDENTIAL

                    DATA PLOW AND INPUT/OUTPUT SPECIFICATIONS

Carrier

                 3.1 Flight Posting Transmission Format (cont.)

Field No.   Field Title    Length     From - To   Type     Notes
---------   -----------    ------     ---------   ----     -----

   16       Class of Svc      4       071-074     Char     Y=Coach;
                                                           C=Business;
                                                           F=First

   17       Filler            1       075-075     Char     Reserved; spaces.

   18       Filler            1       076-076     Char     Reserved; spaces.

   19       Filler            1       077-077     Char     Reserved; spaces.

   20       Input Record      5       078-082     Num      Batch Sequence
            Number                                         Number

   21       Filler           16       083-098     Char     Reserved; spaces

   22       Filler            7       099-105     Char     Reserved; spaces

   23       Filler            5       106-110     Char     Reserved; spaces


Transmission  LRECL=110 BLKSIZE=27940 RECFM=FB


                                       D-7
                                                                        01/17/95
                                                                    CONFIDENTIAL

                    DATA FLOW AND INPUT/OUTPUT SPECIFICATIONS

Carrier

      4.0   Monthly Billing - Mileage Posting

            4.1 On a monthly basis, American will provide supporting detail for all transactions for which Carrier is being billed, including all data provided by Carrier and data posted manually by the AAdvantage department.

            4.2 An invoice and a mileage posting summary report (hard copy) are sent monthly. The mileage posting detail is provided via transmission..

                  4.2.1 The billing detail includes the following

                        Member Information

                        o     AAdvantage number (sorted in numeric sequence)
                        o     Last Name
                        o     First Initial

                        Flight Information
                        o     Flight Date
                        o     Flight Number
                        o     Transaction Code
                        o     Board Point
                        o     Off Point
                        o     Class of Service
                        o     Base Miles
                        o     Bonus Miles (Class of Service, and Promotional)
                        o     Total Miles
                        o     Source code (V,D) (V=Vendor or {XX} and
                              D=Manual or AA)

                  4.2.2 The summary report (hard copy) includes the following by
                        Class of Service

                        o     Base Miles
                        o     Class of Service Bonus Miles
                        o     Promotional Bonus Miles
                        o Credited miles for each of the four mileage categories listed above.

                  4.2.3 Additionally the summary report includes a trip grid by
                        Class of Service

                        o     Number of accounts with trips


                                       D-8
                                                                        01/17/95
                                                                    CONFIDENTIAL

                        o     Number of trips


                                       D-9
                                                                        01/17/95
                                                                    CONFIDENTIAL

                    DATA FLOW AND INPUT/OUTPUT SPECIFICATIONS

Carrier

      4.0   Monthly Billing - Mileage Postings (continued)

            4.3   Mileage fields may be negative values if credits are posted.

            4.4   No other mileage posting reports will be generated.

            4.5 All paper reports will include totals for all applicable columns.

      5.0   Monthly Billing - Mileage Redemption

            5.1 On a monthly basis, American will provide a summary of all the AAdvantage awards claimed for travel on Carrier.

            5.2 The awards summary report (hard copy) includes the following data:

                  o     Award Code
                  o     Award Description
                  o     Awards Issued
                  o     Awards Reinstated
                  o     Net Awards Issued

            5.3   No other mileage redemption reports will be generated

      6.0   Allowable characters with the Name Fields

            The only acceptable characters within the name fields are:

            - All alpha characters.

            - ' (apostrophe).

            - # (pound sign)        [used only to designate blanks
                                    embedded in the name field].

            - - (hyphen).


                                      D-10
                                                                        01/17/95
                                                                    CONFIDENTIAL

                    DATA FLOW AND INPUT/OUTPUT SPECIFICATIONS

Carrier

      7.0   Check Digit Routine

            7.1 The last digit of the AAdvantage number is a check digit to be used by Carrier to verify the validity of the number before providing it to American. American will also perform a last name/number match before posting mileage to a Member's account.

            7.2 The check digit is equal to the first digit of the remainder of the following q calculation.

                  (A1 + A3) x 2 +(A3 + A5) x 2 + (A4 + A6) x 2
                  --------------------------------------------
                                       10

                  Where Al is the value of the first position of the AAdvantage number and A3 is the value of the third position, etc. The value of a position is determined using the decimal equivalent of the EBCDIC code as defined in the IBM system 370 reference summary code translation table, as shown below.

               Character            Value          Character      Value
               ---------            -----          ---------      -----
                  0                 240               I           201
                  1                 241               J           209
                  2                 242               K           210
                  3                 243               L           211
                  4                 244               M           212
                  5                 245               N           213
                  6                 246               O           214
                  7                 247               P           215
                  8                 248               Q           216
                  9                 249               R           217
                  A                 193               S           226
                  B                 194               T           227
                  C                 195               U           228
                  D                 196               V           229
                  E                 197               W           230
                  F                 198               X           231
                  G                 199               Y           232
                  H                 200               Z           233


                                      D-11
                                                                        01/17/95
                                                                    CONFIDENTIAL

                    DATA FLOW AND INPUT/OUTPUT SPECIFICATIONS

Carrier

      7.0   Check Digit Routine (continued)

            7.2   (continued)

            Example:    For the AAdvantage number AX65266 the calculation is

            (193 + 246) x 2 + (246 + 242) x 2 + (245 + 246) x 2
            ---------------------------------------------------
                                       10

            =283.6

            Therefore, the check digit is 6, confirming that the AAdvantage number is valid as it equals the last digit of the AAdvantage number.

            7.3 The following parameters are also applicable in determining the validity of an AAdvantage number:

                  o The letters G and S may appear only in the first position of a valid AAdvantage number.

                  o The letters I, O, Q and Z never appear in any position of a valid AAdvantage number.


                                      D-12
                                                                        01/17/95
                                                                    CONFIDENTIAL

                    DATA FLOW AND INPUT/OUTPUT SPECIFICATIONS

Carrier

8.0 Transmittal Form

                          Transaction/Bonus Transmission

To be completed by Carrier

                          Starting Flight Date:_______

                          Ending Flight Date:_____

                          Record Count:___________

                          Submitted by:

                          Date:______

                          Telephone number:_______

Fax copy of this form to:

                  American Airlines
                  Manager AAdvantage Administration
                  MD 1395 CP2
                  4200 Amon Carter Blvd.
                  Fort Worth, TX 76155

                  Fax Number:     (817) 963-7702
                  Phone number:   (817) 963-7718 - Mr. Tom Reilly


                                      D-13
                                                                        01/17/95
                                                                    CONFIDENTIAL

                                  ATTACHMENT E

                             SUPPLEMENTAL PROVISIONS

Part I.     Minimum Flight Activity Levels:

      The following minimum flight activity level shall be required of Carrier during the term of this Agreement:

            (i) From the Effective Date through and including July 15, 1995, Carrier will operate a minimum of twenty (20) daily non-stop jet departures (in the aggregate) from Raleigh/Durham International Airport
      (RDU) on the O & D city pair routes set forth on Attachment A.

            (ii) From July l6,1995 through and including the date the Agreement expires or terminates, Carrier will operate a minimum of thirty-five (35) daily non-stop jet departures (in the aggregate) from Raleigh/Durham International Airport (RDU) on the O & D city pair routes set forth on Attachment A.

Part II.    Additional Reports by Carrier:

      During the term of this Agreement, Carrier shall furnish to American (to 4333 Amon Carter Boulevard, MD 5566, Fort Worth, Texas 76155, Attention: Vice President - Corporate and Fleet Planning) the following:

      A.    As soon as available and in any event within one hundred eighty
            (180) days after the close of each fiscal year of Carrier, copies of the financial statements of Carrier for the fiscal year then ended including, without limitation, a balance sheet of Carrier as of the close of such fiscal year and statements of income, shareholders equity and cash flows for such fiscal year.

      B. As soon as available, and in any event within fifty (50) days after the end of each fiscal quarter of Carrier, copies of the financial statements of Carrier for the fiscal quarter then ended including, without limitation, a balance sheet of Carrier as of the end such quarter and statements of income, shareholders equity and cash flows for such quarter and for the portion of the fiscal year ending with such quarter, all in reasonable detail, and certified by the chief financial officer of Carrier as being true and correct and as having been prepared in accordance with generally accepted accounting principles ("GAAP") and as fairly presenting the assets, liabilities, financial condition and results of operations of Carrier.

      Each such financial statement shall be accompanied by a certificate signed by the chief financial officer of Carrier certifying as to whether Carrier is in default under this Agreement any other agreement with American or its Affiliates, or any material agreement to which Carrier is a party or by which it or any of its properties are bound. Further, each of the


                                      E-1                           CONFIDENTIAL
annual financial statements shall be accompanied by a certificate from Arthur Anderson & Co., Carrier's independent certified public accountants, or such other "Big Six" independent certified public accounting firm chosen by Carrier, stating that (x) such financial statements have been prepared in accordance with GAAP and fairly present the financial position, results of operations and cash flows of Carrier, (y) the examinations of Carrier's accounts in connection with such financial statements have been made in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances and
(z) nothing has come to the attention of such accountants in the course of their audit that caused them to believe there exists any set of circumstances which would constitute a default by Carrier under this Agreement, any other agreement with American or its Affiliates, or any material agreement to which Carrier is a party or by which it or any of its properties are bound, (and, with respect to this Subparagraph (z), such certificate may also state that such accountants have not expanded the scope of the procedures performed in the course of their audit in order to deliver such certificate).

      If at any time any monies owed by Carrier under this Agreement are past due and owing, then upon the request of American, Carrier shall also furnish to American, as soon as available on a continuing basis, and in any event within twenty (20) days after the end of each calendar month, copies of the summary financial statements of Carrier as of the end of in month most recently completed which are produced for the use of management of Carrier, including, without limitation, a balance sheet of Carrier as of the end of such month and statements of income, shareholders equity and cash flows for such month and for the portion of the fiscal year ending with such month, all in reasonable detail, and certified by the chief financial officer of Carrier as being true and correct and as having been prepared in accordance with GAAP and as fairly presenting the assets, liabilities, financial condition and results of operations of Carrier.

      Carrier shall be required to give American immediate notice of any default, event of default, right of termination, suspension, acceleration, breach or other similar event (or any event or set of circumstances which with notice or the lapse of time or both, would constitute any of the foregoing) under this Agreement or with respect to any material indebtedness of Carrier. Carrier's chief financial officer shall be required to provide a certificate with each set of annual and quarterly financial statements and, if provided, monthly financial statements that (i) Carrier has not received any notice of a default, event of default, right of termination, suspension, acceleration, breach or similar event (or any event or set of circumstances which with notice or the lapse of time or both, would constitute any of the foregoing) regarding this Agreement, any other agreement with American or its Affiliates, or any agreement or instrument involving any material indebtedness of Carrier, and (ii) there exists no set of circumstances which would constitute or give rise to any event or set of circumstances specified in claim (i) above.


                                      E-2                           CONFIDENTIAL

                                  CONFIDENTIAL

                               FIRST AMENDMENT TO
                  AADVANTAGE(R) PARTICIPATING CARRIER AGREEMENT

      This First Amendment to AAdvantage Participating Carrier Agreement (this "Amendment"), dated as of October 1, 1995, is made by and between American Airlines, Inc., a Delaware corporation having its principal place of business at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155 ("American"), and Midway Airlines Corporation, a Delaware corporation, having its principal place of business at 300 W. Morgan Street, 12th Floor, Durham, North Carolina 27701 ("Carrier")

      WHEREAS, American and Carrier are parties to that certain AAdvantage Participating Carrier Agreement, dated as of January 18, 1995 (the "Agreement"); and

      WHEREAS, American and Carrier desire to amend the Agreement to provide for
(i) an expanded description of the reports required to be provided by Carrier in connection with the acceptance of Upgrade Stickers; (ii) the addition of certain O & D city pairs as Carrier Flights and Award Flights: and (iii) the addition of certain Codeshare Rights as Carrier Flights and Award Flights, all upon the terms and subject to the conditions of this Amendment;

      NOW THEREFORE, in consideration of the mutual covenants and promises in this Amendment, American and Carrier agree as follows:

      1. The definition of "Paid Upgrade Sticker" in Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

            "Paid Upgrade Sticker" means an Upgrade Sticker for which a Member has paid consideration to American and which bears one of the following sticker codes: AP, SG, GP or SR.

      2. The first sentence of Section 3.c.i. of the Agreement is hereby amended and restated in its entirety as follows:

      {***}

      3. Section 3.h.i. of the Agreement is hereby amended and restated in its entirety to read as follows:

            "i. If Carrier offers a First Class service during the term of this Agreement, and for as long as American permits Members to use Upgrade Stickers, Carrier will accept all Upgrade Stickers and upgrade the Member tendering such Upgrade Sticker by one class


                                       1                            CONFIDENTIAL
      of service for Carrier Flights with First Class service, if space is available, pursuant to the procedures described in Subsection 3.h.ii below; provided, however, that for the purposes of this Agreement, Accrual Miles for Revenue Travel made in conjunction with an Upgrade Sticker shall be awarded based only on the class of service paid for. Carrier will not charge Members for the use of Upgrade Stickers. Carrier will permit American (upon American's providing to Carrier at least two Business Days' prior written notice) to inspect Carrier's relevant books and records to verify the numbers and types of Upgrade Stickers honored by Carrier and the amount owing by American to Carrier therefor."

      4. Section 8.c.iii. of the Agreement is hereby amended and restated in its entirety to read as follows:

            "iii. American will pay Carrier for Paid Upgrade Stickers accepted and honored by Carrier (if any) in a given month, no later than thirty
      (30) days following receipt of an invoice (if any) from Carrier for the month in question, which invoice shall be supported by a detailed report listing, for each segment for which a Paid Upgrade Sticker was accepted and an upgrade provided, (i) the date of travel, (ii) the Carrier Flight number, (iii) the O&D city pair flown, (iv) the ticket number, (v) the sticker code of the Paid Upgrade Sticker used, and (vi) the applicable price (as set forth in Section 8.b. above) for the Paid Upgrade Sticker being reported. The report will present such information grouped and totaled by Paid Upgrade Sticker code, and will also show the total due for all Paid Upgrade Stickers being reported."

      5. Section 17 of the Agreement is hereby amended by deleting the address of Midway Airlines Corporation and that of Jonathan S. Waller in their entirety and by inserting in lieu thereof the following information:

                   Midway Airlines Corporation
                   300 W. Morgan Street, 12th Floor
                   Durham, North Carolina 27701

                   Attention: President (and)
                   Attention: General Counsel

                   Phone: (919) 956-4800
                   Fax: (919) 956-4801

      6. Attachment A and Attachment B of the Agreement are hereby amended and restated in their entireties to read as set forth in Exhibit A and Exhibit B to this Amendment.

      7. The Agreement is hereby amended to add a new Attachment F which reads as set forth in Exhibit C to this Amendment.

      8. Unless the context otherwise requires, all capitalized terms used in this Amendment but not herein defined shall have the meanings ascribed such terms in the Agreement. Carrier and American agree that, except for those modifications expressly set forth in this Amendment, all terms and provisions of the Agreement shall remain unchanged and in full force and effect. No waiver or modification of the terms or provisions of the Agreement is


                                       2                            CONFIDENTIAL
intended or is to be inferred, except as expressly provided in this Amendment. This Amendment and the Agreement shall hereafter be read and construed together as a single document, and all references in the Agreement to the Agreement shall hereafter refer to the Agreement as amended by this Amendment. This Amendment is intended for the sole benefit and use of Carrier and American or their permitted successors or assigns and is not intended to confer rights upon any third parties, including, without limitation, Members.

      9. This Amendment may be executed by Carrier and American in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Confirmation of the execution of this Agreement by a telefax of a facsimile signature page or pages executed by Carrier and American shall be binding upon the parties hereto.

      IN WITNESS WHEREOF, American and Carrier have executed this Amendment as of the date and year first above written.

MIDWAY AIRLINES CORPORATION             AMERICAN AIRLINES, INC.


By: /s/ Joanne Smith                    By: /s/ Henry C. Joyner
    --------------------------              ------------------------------------

Name: Joanne Smith                      Name: Henry C. Joyner
      ------------------------                ----------------------------------

Title: Senior Vice President            Title: Vice President Marketing Planning
       ------------------------                ---------------------------------


                                        3                           CONFIDENTIAL

                                   EXHIBIT A

      {***}

                                      A-1                           CONFIDENTIAL

      Effective as of October 1,1995, and subject to the terms and conditions of this Agreement (including, without limitation, the terms and conditions set forth in Attachment F to this Agreement), the Codeshare Flights operated between each of the following O & D city pairs (in both directions) by Great Lakes Aviation, Ltd. or its wholly-owned subsidiary, d/b/a Midway Connection ("Commuter"), will be Carrier Flights eligible for Accrual Miles credit for Revenue Travel by Members, all according to the terms of this Agreement: All O & D city-pairs listed above as eligible for Accrual Miles credit for Revenue Travel by Members.

      Carrier will be solely responsible for, and will pay American for, Accrual Miles awarded for Member's Revenue Travel on the above Codeshare Flights, all in accordance with the terms and conditions of this Agreement. For the purposes of the transactions contemplated by the Agreement, Carrier will be responsible for all of the above Codeshare Flights as if they were flights operated by Carrier. Except as otherwise provided in this Agreement, the above Codeshare Rights will be treated in accordance with the terms and conditions of this Agreement as Carrier Flights.

      Except for the Codeshare Flights listed above, no other Codeshare Flights shall be eligible for Accrual Miles credit as a Carrier Flight unless approved for such credit by American pursuant to Section 4.j. of the Agreement.

Accrual Mile Guidelines

      American will award Accrual Miles for Revenue Travel in the following booking classes pursuant to the terms of Section 2.a. of the Agreement:

            Coach Class: Y, B, H, Q, V, K, M, Z
            (or any surviving codes designated by Carrier from time to time).

            First Class (where available): F
            (or any surviving codes designated by Carrier from time to time).

      For Revenue Travel which involves consecutive travel under a single flight coupon on any two or more of the O & D city pairs listed in this Attachment A, and only the O & D city pairs listed on this Attachment A, Actual Miles and Accrual Miles will be calculated based on the United States Department of Transportation approved non-stop mileage between the city were the Member commenced such travel on the coupon and the city where the Member finished such travel on the coupon.

      Accrual Miles will not be awarded for any travel on free AAdvantage Awards, Midway Merits Program awards or other free ticket promotions, including free or reduced rate companion tickets, any industry or agency discount tickets or passes, charter flight tickets, infant and unpublished fare tickets, or tickets issued subject to special provisions.

      In the case of upgraded travel through the use of an Upgrade Sticker or any similar promotions, Accrual Miles will be awarded based on the paid class of service."


                                      A-2                           CONFIDENTIAL

                                    EXHIBIT B

                                  "ATTACHMENT B
                                  AWARD TRAVEL

      Only regularly scheduled, on-line air travel service operated by Carrier between any of the following destinations, in any direction, either connecting through RDU or as a non-stop to or from RDU ("Award Flights"), are available to all Members for Award Travel: All O & D city-pairs listed on Attachment A as eligible for Accrual Miles credit for Revenue Travel by Members.

      Effective as of October 1,1995, and subject to the terms and conditions of this Agreement (including, without limitation, the terms and conditions set forth in Attachment F to this Agreement). the Codeshare Flights operated between the following destinations, in any direction either connecting through RDU or as a non-stop to or from RDU by Commuter (as defined in Attachment A of this Agreement), will be Award Flights for the purposes of the Agreement, available to all Members for Award Travel according to the terms of this Agreement: All O & D city-pairs listed on Attachment A as eligible for Accrual Miles credit for Revenue Travel by Members.

      Provided, however, that the above described travel is not available for Award Travel during the Blackout Dates, or for First Class travel (if offered) or any other class other than Coach Class.

Award Prices.  (The following prices are applicable only until Carrier elects
               (if ever) to convert to the alternative fee structure described in Section 8.a. of the Agreement.)

The following zone definitions apply for Award Travel on Carrier and Commuter:

ZONE 1: All O & D city-pairs eligible for Award Travel on Carrier and Commuter that are not listed under Zone 2 below.

ZONE 2:        {***}

      For each Award Document issued pursuant to this Agreement, American shall owe Carrier the applicable amount set forth below (all prices are stated and shall be paid in U.S. Dollars):

                                                Award Price
                                        One Free Round Trip Ticket
                                        --------------------------
                                             Coach       First
                                             Class       Class

Travel between any destination
within Zone 1                                $50         N/A
                                            -----

Travel between Zone 1                        $60         N/A
destinations and Zone 2                     -----
destinations


                                      B-1                           CONFIDENTIAL

      All of the above Award Travel is valid for round trip travel between the applicable destinations, but may be used for one way travel if desired; however, the award price will not be reduced based on a one way trip."


                                      B-2                           CONFIDENTIAL

                                    EXHIBIT C

                                  ATTACHMENT F

                  TERMS AND CONDITIONS REGARDING THE INCLUSION
                          OF CERTAIN CODESHARE FLIGHTS

      In addition to all other rights of termination and cancellation provided under this Agreement, American may terminate the inclusion of all of the Codeshare Flights operated by Commuter (as defined in Attachment A of this Agreement) ("Commuter Codeshare Flights") as Carrier Flights or Award Flights under this Agreement, at any time, for any reason (with or without cause), and without any liability or obligation to Carrier or Commuter (except for payment of amounts due and owing and performance of obligations accrued, in each case on or prior to the date of termination of inclusion of the above Codeshare Flights) by providing at least thirty (30) days prior written notice to Carrier.

      In addition to all other rights of termination and cancellation provided under this Agreement, inclusion of the above Codeshare Flights as Carrier Flights or Award Flights under this Agreement may be canceled by either American or Carrier (at their respective options), for all purposes under this Agreement, simultaneously with the termination or expiration of (i) the Airline Services Agreement, dated as of August 8, 1995, between Carrier and Commuter and (ii) the Agreement of Sublease, dated as of January 18, 1995, between American and Commuter relating to RDU.

      American and Carrier (i) acknowledge and agree that Commuter is not a third party beneficiary under this Agreement (pursuant to Section 27 or otherwise), and (ii) acknowledge receipt of the letter, dated effective October 1, 1995 signed by Commuter and confirming Commuter's agreement to and acceptance of the same.


                                      C-1                           CONFIDENTIAL

October 26, 1995

Great Lakes Aviation, Ltd.
190 Norwest Financial Center
7900 Xerxes Avenue South
Bloomington, Minnesota 55431

      Re: First Amendment to AAdvantage Participating Carrier Agreement (the "Amendment") between American Airlines, Inc. ("American") and Midway Airlines Corporation ("Midway")

Dear Sir or Madam:

      As you know, the Amendment addresses coverage of certain Codeshare Flights of Great Lakes Aviation, Ltd. or any wholly-owned subsidiary thereof, d/b/a Midway Connection ("MC"), under the AAdvantage Participating Carrier Agreement, dated as of January 18, 1995, between American and Midway, as amended (the "Agreement"). Prior to entering into the Amendment, American will require that MC confirm the following points:

      1.    MC has read and understands the Amendment (in the attached form);
            and
      2. MC is not a third party beneficiary of any kind to or under the Agreement or the Amendment.

      Please confirm your agreement to and acceptance of the foregoing by countersigning the enclosed originals of this letter and returning one such original to the undersigned.

                                        Sincerely,

                                        AMERICAN AIRLINES, INC.


                                        By: /s/ Henry C. Joyner
                                            ---------------------------
                                        Name: Henry C. Joyner
                                        Title: Vice President Marketing Planning

CONFIRMED (as of the date first written above):

GREAT LAKES AVIATION, LTD., on its own behalf and on behalf of and as authorized agent for Northern Star Airlines, Inc., a wholly owned subsidiary of Great Lakes Aviation, Ltd., and for RDU, Inc., a wholly-owned subsidiary of Great Lake Aviation, Ltd.

By: /s/ George A. Rasmusson
    ---------------------------------
Name: George A. Rasmusson
      -------------------------------
Title: Exec. V.P. Cust Svc & Admin.
       ------------------------------
cc:   Midway Airlines Corporation
      300 West Morgan Street
      Suite 1200
      Durham, North Carolina 27701
      ATTN: Joanne Smith

                               SECOND AMENDMENT TO
                   AADVANTAGE PARTICIPATING CARRIER AGREEMENT

      This Second Amendment to AAdvantage Participating Carrier Agreement (this "Second Amendment"), dated as of December 10,1996, is by and between AMERICAN AIRLINES, INC., a Delaware corporation having its principal place of business at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155 ("American"), and Midway Airlines Corporation, a Delaware corporation, having its principal place of business at 300 W. Morgan Street, 12th Floor, Durham, North Carolina, 27701 ("Carrier").

      WHEREAS, American and Carrier are parties to that certain AAdvantage Participating Carrier Agreement, dated January 18, 1995 ("the Agreement"), as amended; and

      WHEREAS, American and Carrier desire to amend the Agreement to provide for an alternative fee structure upon the terms and subject to the conditions of this Second Amendment; and

      NOW, THEREFORE, in consideration of the mutual covenants and promises in this Second Amendment, the parties hereto agree as follows:

1. Carrier will exercise the option (per Section 8a.ii.A. of the Agreement) to convert on a permanent basis (without retroactive application) to the following alternative fee structure in lieu of the fees set forth in Section 8.a.i. effective December 1,1996.

      A. Carrier shall pay American on a monthly basis, for every Accrual Mile posted to a Member's AAdvantage Account as follows:

            {***}

            {***}

            {***}

      B. American shall not owe Carrier any amounts for Award Documents issued for Award Travel.

2. Except for the modifications expressly set forth in this Second Amendment, all provisions of the Agreement will remain unchanged and in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first written above.

Signed for and on behalf of            Signed for and on behalf of
MIDWAY AIRLINES CORPORATION            AMERICAN AIRLINES, INC.

By: /s/ Joanne Smith                   By: /s/ Henry C. Joyner
    -----------------------                ------------------------
    Joanne Smith                           Henry C. Joyner
    Senior Vice President                  Vice President
    Marketing                              Marketing Planning

                                    EXHIBIT E

                          THIRD AMENDMENT TO AADVANTAGE
                         PARTICIPATING CARRIER AGREEMENT

      This Third Amendment to AAdvantage Participating Carrier Agreement ("Third Amendment"), dated as of February 10, 1997, by and between American Airlines, Inc. ("American") and Midway Airlines Corporation ("Carrier).

      WHEREAS, American and Carrier have entered into an AAdvantage Participating Carrier Agreement (the "Agreement") dated as of the 18th day of January, 1995, amended pursuant to the Amendment to AA Agreements dated as of April 25,1996 (the "First Amendment") and as of December 10,1996 (the "Second Amendment") (for ease in drafting the Agreement, the First Amendment and the Second Amendment are collectively referred to herein as the Agreement), pursuant to which Carrier participates in American's AAdvantage Program; and

      WHEREAS, concurrently herewith, American and Carrier are entering into a certain Letter Agreement providing the terms and conditions under which American has agreed to participate in a financial restructuring of Carrier; and

      WHEREAS, in connection with such restructuring, Carrier has requested and American has agreed to make certain Amendments to the Agreement, subject to the terms and conditions set forth in this Third Amendment.

      NOW, THEREFORE, in consideration of the mutual covenants and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, American and Carrier agree to amend the Agreement as follows:

1. Section 1 is amended to change the definition of "Expiration Date" in its entirety to read as follows:

      "Expiration Date" means 23.59 Coordinated Universal Standard Time (UTC) on April 30, 2001, unless this Agreement is extended or terminated earlier in accordance with the terms of this Agreement, in which case the last day of the extended term of the date on which this Agreement is earlier terminated shall be the Expiration Date."

2. Section 8.a.ii.A. shall be amended in its entirety to read as follows:

      "Carrier shall pay to American on a monthly basis, for every Accrual Mile posted to a Member's AAdvantage Account as follows (except as otherwise specified on Attachment A attached hereto):

            {***}

            {***}

            {***}

      In addition, Carrier shall pay American, on a monthly basis, for the reinstatement in a given month of any Award Certificate and/or Award Ticket which was issued prior to the effective date of Carrier's conversion (if any) to the alternative fee structure."


3. This Third Amendment, together with the Agreement, First Amendment and Second Amendment, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements or understandings, whether written or oral, if any, concerning the subject matter. All defined terms used herein without definition shall have the meanings set forth in the Agreement. As modified hereby, the Agreement is ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be duly executed and delivered as of the date and year first above written.

MIDWAY AIRLINES CORPORATION            AMERICAN AIRLINES, INC.


By: /s/ Jonathan S. Waller             By: /s/ Andrew A. Cuomo
    --------------------------             -----------------------------
                                       Andrew A. Cuomo
Its: Senior Vice President             Managing Director
     -------------------------         Airline Management Services, Inc.


                                    2